Page 2 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Forward-Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally; adverse economic and real estate developments in Northern and Southern California, the Pacific Northwest, Western Canada and Greater London; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “we,” “us,” or “our.” Non-GAAP Measures This Supplemental Information includes non-GAAP financial measures, which are accompanied by what the Company considers the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this Supplemental Information. Definitions of these non-GAAP financial measures can be found in the Definitions section of this Supplemental starting on page 56. The Company also presents the “Company’s Share” of certain of these measures, which are non-GAAP financial measures that are calculated as the consolidated amount calculated in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures, and in some cases the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the joint venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.

Page 3 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Table of Contents Page Executive Summary, Corporate Data, Executive Management, Board of Directors, Equity Research Coverage, and Rating Agencies 4 Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Operations 11 Funds from Operations 12 Adjusted Funds from Operations 14 Same-Store Property Performance—Consolidated 15 Same-Store Property Performance—Company's Share 17 Net Operating Income (NOI) Detail 19 Debt Summary 21 Capital Structure 23 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance 24 Operational and Portfolio Information 26 In-Service Office Properties 27 In-Service Office Properties by Location 30 Studio Properties 32 Land Properties 33 Repositioning, Redevelopment, Development and Held For Sale Properties 34 Under Construction and Future Development Projects 36 Recently Completed, Under Construction and Planned Project Images 38 Office Tenant Industry Diversification 39 Fifteen Largest Office Tenants 40 Office Property Leasing Activity 42 Commenced Office Leases with Non-Recurring Upfront Abatements 44 Uncommenced Office Leases—Next Eight Quarters 46 Backfilled Office Leases—Next Eight Quarters 48 Expiring Office Leases—Next Eight Quarters 50 Expiring Office Leases—Annual 54 Definitions and Reconciliations 55 Definitions 56 Reconciliation of Net Income to Net Operating Income 58 Reconciliation of Net Income to Company's Share of Net Operating Income 59 Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized) 60 Company Outlook 61 Corporate Headquarters: 11601 Wilshire Boulevard, 9th Floor, Los Angeles, CA 90025 (310) 445-5700 Website: HudsonPacificProperties.com Investor Relations: Laura Campbell Executive Vice President, Investor Relations and Marketing (310) 622-1702 NYSE Trading Symbol: HPP

Page 4 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Acquisitions • Acquired through a 35/65 Hudson Pacific/Blackstone joint venture a 91- acre studio development site 17 miles north of London for £120 million • Acquired Zio Studio Services and Star Waggons, two studio transportation and logistics services companies, for a combined $222 million Development • Unveiled plans to develop through a 50/50 joint venture with Blackstone a fully entitled, 241,000 square-foot, seven-stage studio facility in Sun Valley • Submitted plans for approval to build a 450,000 square-foot hybrid mass timber office tower called Burrard Exchange at Bentall Centre in Vancouver Financings • Refinanced the Hollywood Media Portfolio loan with a $1.1 billion loan bearing interest at LIBOR plus 1.17% per annum with a two-year term and three one-year extensions • Purchased $209.8 million of the new Hollywood Media Portfolio loan, which bears interest at LIBOR plus 1.55% per annum Dividend • Declared and paid a quarterly dividend of $0.25 per share on common stock Post-Quarter Highlights • Recognized by GRESB with Green Star and 5-Star ratings, and as an Office Sector Leader for the Americas, ranking first in that category for the Development Benchmark Guidance • Narrowed full-year and provided fourth quarter 2021 FFO guidance of $1.95 to $1.99 per diluted share, excluding specified items, and $0.48 to $0.50 per diluted share, excluding specified items, respectively Executive Summary Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in global epicenters of innovation, media and technology. We are the leading publicly traded owner of office space in Silicon Valley, one of the largest independent owners/operators of studios in Los Angeles, and our portfolio totals over 20 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation through less capital- and time-intensive repositionings and redevelopments, although our deep in-house expertise allows us to execute on a full range of opportunities—from incremental lease-up to cutting-edge new construction. Financials (Compared to Third Quarter 2020) • Net loss attributable to common stockholders of $9.3 million ($0.06 per diluted share) compared to net loss attributable to common stockholders of $5.4 million ($0.04 per diluted share) • FFO, excluding specified items, of $77.3 million ($0.50 per diluted share) compared to $66.0 million ($0.43 per diluted share) • Total revenue increased 16.0% to $227.6 million Office Highlights • Executed 53 new and renewal leases totaling 318,428 square feet, with GAAP and cash rent growth of 8.3% and 5.1%, respectively • Stabilized and in-service office portfolios were 92.1% and 91.2% leased, respectively • Net operating income and cash net operating income for the consolidated 45 same-store properties increased 5.1% and 10.8%, respectively Studio Highlights • Trailing 12-month occupancy for the three same-store studio properties was 87.6% • Net operating income and cash net operating income for the three same- store studio properties increased 49.8% and 45.5%, respectively Conference Call Information: Wednesday, October 27, 2021 at 11:00 AM PST / 2:00 PM EST (844) 200-6205 (U.S.) | (929) 526-1599 (International) | Passcode: 811347

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Corporate Data[1]

Unaudited, in thousands, except per share data

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Number of office properties owned	53	53	53	53	52
Office square feet[2]	15,571,852	15,584,647	15,583,010	15,550,750	14,870,607
Same-store office square feet[2][3]	12,890,572	12,661,812	12,628,002	12,619,891	11,781,358
Same-store office leased rate as of end of period[3]	91.7 %	92.4 %	92.3 %	94.3 %	94.4 %
Stabilized office square feet[2][4]	13,558,781	13,560,853	13,571,956	13,574,582	12,909,362
Stabilized office leased rate as of end of period[4]	92.1 %	92.7 %	92.7 %	94.5 %	94.5 %
In-service office square feet[2][5]	14,597,763	14,610,559	14,491,731	14,530,261	13,865,041
In-service office leased rate as of end of period[5]	91.2 %	91.4 %	91.7 %	93.5 %	93.5 %
Number of studio properties owned	3	3	3	3	3
Same-store studio square feet[2][6]	1,205,809	1,224,403	1,224,403	1,224,403	1,224,403
Same-store studio leased rate as of end of period[7]	87.6 %	88.0 %	89.6 %	90.2 %	91.3 %
Non-same-store studio square feet[2][8]	18,594	N/A	N/A	N/A	N/A
Non-same-store studio leased rate as of end of period	N/A	N/A	N/A	N/A	N/A
Number of land properties owned	9	8	8	8	7
Land properties estimated square feet[9]	3,195,406	3,195,406	3,187,261	3,187,261	2,736,825
Total portfolio square feet	19,991,661	20,004,456	19,994,674	19,962,414	18,831,835
Company's share of debt, net[10][11]	$ 3,184,975	$ 2,863,638	$ 2,826,943	$ 2,787,917	$ 2,341,602
Company's share of market capitalization[10][11]	$ 7,366,931	$ 7,283,915	$ 7,106,345	$ 6,593,530	$ 6,081,014
Adjusted EBITDAre (annualized) / Consolidated debt, net[11]	7.7x	7.1x	7.3x	7.5x	6.4x
Company's share of debt, net/Company's share of market capitalization[10][11]	43.2 %	39.3 %	39.8 %	42.3 %	38.5 %
Share data:					
FFO[11], excluding specific items, per common stock/unit—diluted[12]	$ 0.50	$ 0.49	$ 0.48	$ 0.44	$ 0.43
Range of closing prices[12]	$ 25.70 - 28.37	$ 26.45 - 30.28	$ 22.89 - 28.43	$ 19.26 - 27.96	$ 21.25 - 25.32
Closing price at quarter end	$ 26.27	$ 27.82	$ 27.13	$ 24.02	$ 21.93
Weighted average fully diluted common stock/units outstanding[11]	154,027	152,683	152,504	152,576	154,774
Shares of common stock/units outstanding at end of period[11]	155,743	155,543	153,979	154,283	154,767

(1) Represents 100% share of consolidated and unconsolidated joint ventures, except with respect to the Company's Share of debt, net, market capitalization, and the quotient of those amounts.
(2) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Same-store office defined as all properties owned and included in our office portfolio as of July 1, 2020 and still owned and included in our office portfolio as of September 30, 2021.
(4) Stabilized office square feet and leased rate excludes the lease-up, land, repositioning, redevelopment, development and held for sale properties described on pages 28, 33 and 34.
(5) In-service office square feet and leased rate includes the stabilized office and lease-up properties described on pages 27 and 28.
(6) Same-store studio defined as all properties owned and included in our studio portfolio as of July 1, 2020 and still owned and included in our studio portfolio as of September 30, 2021.
(7) Percent leased for same-store studio is the average percent leased for the 12 months ended as of the quarter indicated.
(8) Non-same store studio includes 18,594 square feet located at Sunset Las Palmas Studios that was taken off-line during third quarter 2021.
(9) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained. Includes the pending purchase of Washington 1000.
(10) See capital structure on page 23 for additional detail.
(11) See definitions starting on page 56.
(12) For the quarter indicated.

Page 5 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Executive Management

Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility.

Victor J. Coleman
Chief Executive Officer and Chairman

Mark Lammas
President

Harout Diramerian
Chief Financial Officer

Kay L. Tidwell
Executive Vice President, General Counsel and Chief Risk Officer

Christopher Barton
Executive Vice President, Development and Capital Investments

Laura Campbell
Executive Vice President, Investor Relations and Marketing

Steve Jaffe
Executive Vice President, Business Affairs

Andrea Rupp
Executive Vice President, Human Resources

Dale Shimoda
Executive Vice President, Finance

Arthur X. Suazo
Executive Vice President, Leasing

Drew B. Gordon
Executive Vice President, California Office Operations

Andy Wattula
Executive Vice President, Pacific Northwest/ Canada Office Operations

Nader Shah
Senior Vice President, Construction and Development

Natalie Teear
Senior Vice President, Innovation, Sustainability and Social Impact

Derric Dubourdieu
Senior Vice President, Leasing

Gary Hansel
Senior Vice President, Southern California

Bill Humphrey
Senior Vice President, Business Development — Studios

Shawn McGarry
Senior Vice President, Northern California

Anne Mehrtens
Senior Vice President, Sunset Studios — Southern California

Jeff Stotland
Senior Vice President, Global Studios

Chuck We
Senior Vice President, Western Canada

Ken Young
Senior Vice President, Leasing



555 Twin Dolphin | Redwood City, CA



Hill7 | Seattle, WA

Page 6 of 61

Page 7 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Board of Directors Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards is essential to both short- and long-term value creation and preservation. We also recognize and embrace board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives. Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Executive Officer, Catellus Development Corporation Karen Brodkin Executive Vice President, Content Strategy and Development, Endeavor Richard B. Fried Managing Member, Farallon Capital Management, L.L.C. Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer, WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Barry A. Porter Managing General Partner, Clarity Partners L.P. Andrea Wong President (retired), International Production, Sony Pictures Television

Page 8 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Equity Research Coverage BMO Capital Markets John Kim (212) 885-4115 BofA Securities James Feldman (646) 855-5808 BTIG Tom Catherwood (212) 738-6140 Citigroup Global Markets Michael Bilerman | Emmanuel Korchman (212) 816-1383 | (212) 816-1382 Goldman Sachs Caitlin Burrows (212) 902-4736 Green Street Advisors Daniel Ismail (949) 640-8780 Jefferies LLC Peter Abramowitz (212) 336-7241 KeyBanc Capital Markets Craig Mailman (917) 368-2316 Mizuho Securities Haendel St. Juste (212) 205-7860 Morgan Stanley Ronald Kamdem (212) 296-8319 Piper Sandler & Company Alexander Goldfarb (212) 466-7937 Robert W. Baird & Company David Rodgers (216) 737-7341 Scotiabank Nicholas Yulico (212) 225-6904 SMBC Nikko Securities Richard Anderson (646) 521-2351 Wells Fargo Securities Blaine Heck (443) 263-2949 Wolfe Research Andrew Rosivach (646) 582-9250 Fitch Ratings Stephen Boyd (212) 908-9153 Rating Agencies Moody’s Investor Service Alice Chung (212) 553-2949 Standard & Poor’s Fernanda Hernandez (212) 438-1347

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Financial Information

Page 10 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Consolidated Balance Sheets In thousands, except share data September 30, 2021 (Unaudited) December 31, 2020 ASSETS Investment in real estate, net $ 7,161,354 $ 7,112,269 Non-real estate property, plant and equipment, net 60,318 8,444 Cash and cash equivalents 110,500 113,686 Restricted cash 109,737 35,854 Accounts receivable, net 24,730 22,105 Straight-line rent receivables, net 241,281 225,685 Deferred leasing costs and intangible assets, net 335,619 285,836 U.S. Government securities 130,103 135,115 Operating lease right-of-use assets 273,997 264,880 Prepaid expenses and other assets, net 98,693 55,469 Investment in unconsolidated real estate entities 152,516 82,105 Goodwill 105,149 8,754 TOTAL ASSETS $ 8,803,997 $ 8,350,202 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 3,910,405 $ 3,399,492 In-substance defeased debt 129,105 131,707 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 307,091 235,860 Operating lease liabilities 280,210 270,014 Intangible liabilities, net 40,257 49,144 Security deposits and prepaid rent 79,250 92,180 Total liabilities 4,812,454 4,244,533 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 129,348 127,874 Equity Hudson Pacific Properties, Inc. stockholders’ equity Common stock, $0.01 par value, 490,000,000 authorized, 152,320,252 shares and 151,401,365 shares outstanding at September 30, 2021 and December 31, 2020, respectively 1,523 1,514 Additional paid-in capital 3,389,693 3,469,758 Accumulated other comprehensive loss (4,448) (8,133) Total Hudson Pacific Properties, Inc. stockholders’ equity 3,386,768 3,463,139 Non-controlling interest—members in consolidated real estate entities 417,255 467,009 Non-controlling interest—units in the operating partnership 48,357 37,832 Total equity 3,852,380 3,967,980 TOTAL LIABILITIES AND EQUITY $ 8,803,997 $ 8,350,202

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Consolidated Statements of Operations

Unaudited, in thousands, except share data

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
REVENUES				
Office				
Rental	$ 197,941	$ 178,256	$ 580,354	$ 540,023
Service and other revenues	3,925	2,460	9,358	11,428
Total office revenues	**201,866**	**180,716**	**589,712**	**551,451**
Studio				
Rental	12,768	11,724	36,472	36,767
Service and other revenues	12,998	3,845	30,169	12,904
Total studio revenues	**25,766**	**15,569**	**66,641**	**49,671**
Total revenues	**227,632**	**196,285**	**656,353**	**601,122**
OPERATING EXPENSES				
Office operating expenses	71,865	66,075	207,538	194,546
Studio operating expenses	12,044	9,034	35,963	27,635
General and administrative	18,288	17,428	53,846	53,943
Depreciation and amortization	88,568	75,052	255,507	222,331
Total operating expenses	**190,765**	**167,589**	**552,854**	**498,455**
OTHER INCOME (EXPENSE)				
Income (loss) from unconsolidated real estate entities	566	(105)	1,671	69
Fee income	678	575	2,323	1,741
Interest expense	(30,825)	(29,838)	(91,800)	(84,185)
Interest income	934	1,056	2,868	3,129
Management services reimbursement income—unconsolidated real estate entities	253	—	879	—
Management services expense—unconsolidated real estate entities	(253)	—	(879)	—
Transaction-related expenses	(6,300)	(181)	(7,364)	(440)
Unrealized gain (loss) on non-real estate investments	827	513	11,620	(2,335)
Impairment loss	(2,762)	—	(2,762)	—
Loss on extinguishment of debt	(6,249)	(2,654)	(6,249)	(2,654)
Other income (expense)	82	576	(1,547)	1,606
Total other expense	**(43,049)**	**(30,058)**	**(91,240)**	**(83,069)**
Net (loss) income	**(6,182)**	**(1,362)**	**12,259**	**19,598**
Net income attributable to preferred units	(153)	(153)	(459)	(459)
Net income attributable to participating securities	(276)	(109)	(830)	(321)
Net income attributable to non-controlling interest in consolidated real estate entities	(3,585)	(5,170)	(15,764)	(12,577)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	816	1,304	2,780	2,707
Net loss (income) attributable to non-controlling interest in the operating partnership	85	54	16	(89)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ (9,295)**	**$ (5,436)**	**$ (1,998)**	**$ 8,859**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net (loss) income attributable to common stockholders—basic	$ (0.06)	$ (0.04)	$ (0.01)	$ 0.06
Net (loss) income attributable to common stockholders—diluted	$ (0.06)	$ (0.04)	$ (0.01)	$ 0.06
Weighted average shares of common stock outstanding—basic	152,320,252	153,196,007	151,443,305	153,643,278
Weighted average shares of common stock outstanding—diluted	152,320,252	153,196,007	151,443,305	156,030,815

Page 11 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Funds from Operations[1]

Unaudited, in thousands, except per share data

	Three Months Ended				
Quarter To Date	**September 30, 2021**	**June 30, 2021**	**March 31, 2021**	**December 31, 2020**	**September 30, 2020**
NET (LOSS) INCOME	$ (6,182)	$ 7,030	$ 11,411	$ (3,168)	$ (1,362)
Adjustments:					
Depreciation and amortization—Consolidated	88,568	84,178	82,761	77,351	75,052
Depreciation and amortization—Non-real estate assets	(2,221)	(590)	(577)	(566)	(581)
Depreciation and amortization—Company's share from unconsolidated real estate entities	1,462	1,550	1,511	1,424	1,445
Impairment loss	2,762	—	—	—	—
Unrealized (gain) loss on non-real estate investments	(827)	(5,018)	(5,775)	128	(513)
Tax impact of unrealized gain on non-real estate investment	—	1,876	—	—	—
FFO attributable to non-controlling interests	(14,288)	(15,839)	(16,717)	(13,025)	(10,725)
FFO attributable to preferred units	(153)	(153)	(153)	(153)	(153)
FFO to common stockholders and unitholders	**69,121**	**73,034**	**72,461**	**61,991**	**63,163**
Specified items impacting FFO:					
Transaction-related expenses	6,300	1,064	—	—	181
One-time tax reassessment management cost	—	—	—	5,500	—
One-time prior period net property tax adjustment	(1,346)	335	1,050	(702)	—
One-time debt extinguishment cost—Company's share	3,187	—	—	—	2,654
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 77,262**	**$ 74,433**	**$ 73,511**	**$ 66,789**	**$ 65,998**
Weighted average common stock/units outstanding—diluted	154,027	152,683	152,504	152,576	154,774
FFO per common stock/unit—diluted	$ 0.45	$ 0.48	$ 0.48	$ 0.41	$ 0.41
FFO (excluding specified items) per common stock/unit—diluted	$ 0.50	$ 0.49	$ 0.48	$ 0.44	$ 0.43

Page 12 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Funds from Operations[1] (continued)

Unaudited, in thousands, except per share data

Year To Date	Nine Months Ended September 30, 2021	Six Months Ended June 30, 2021	Three Months Ended March 31, 2021	Twelve Months Ended December 31, 2020	Nine Months Ended September 30, 2020
NET INCOME	$ 12,259	$ 18,441	$ 11,411	$ 16,430	$ 19,598
Adjustments:					
Depreciation and amortization—Consolidated	255,507	166,939	82,761	299,682	222,331
Depreciation and amortization—Non-real estate assets	(3,388)	(1,167)	(577)	(2,286)	(1,720)
Depreciation and amortization—Company's share from unconsolidated real estate entities	4,523	3,061	1,511	5,605	4,181
Impairment loss	2,762	—	—	—	—
Unrealized (gain) loss on non-real estate investments	(11,620)	(10,793)	(5,775)	2,463	2,335
Tax impact of unrealized gain on non-real estate investment	1,876	1,876	—	—	—
FFO attributable to non-controlling interests	(46,731)	(32,462)	(16,717)	(37,644)	(24,619)
FFO attributable to preferred units	(459)	(306)	(153)	(612)	(459)
FFO to common stockholders and unitholders	**214,729**	**145,589**	**72,461**	**283,638**	**221,647**
Specified items impacting FFO:					
Transaction-related expenses	7,364	1,064	—	440	440
One-time tax reassessment management cost	—	—	—	5,500	—
One-time straight-line rent reserve	—	—	—	2,620	2,620
One-time prior period net property tax adjustment	26	1,372	1,050	(937)	—
One-time debt extinguishment cost—Company's share	3,187	—	—	2,654	2,654
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 225,306**	**$ 148,025**	**$ 73,511**	**$ 293,915**	**$ 227,361**
Weighted average common stock/units outstanding—diluted	153,379	152,675	152,504	154,084	155,422
FFO per common stock/unit—diluted	$ 1.40	$ 0.95	$ 0.48	$ 1.84	$ 1.43
FFO (excluding specified items) per common stock/unit—diluted	$ 1.47	$ 0.97	$ 0.48	$ 1.91	$ 1.46

(1) See definitions starting on page 56.

Page 13 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Adjusted Funds from Operations[1]

Unaudited, in thousands

Quarter To Date	September 30, 2021	June 30, 2021	Three Months Ended March 31, 2021	December 31, 2020	September 30, 2020
FFO	$ 69,121	$ 73,034	$ 72,461	$ 61,991	$ 63,163
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(3,592)	(6,811)	(8,708)	(806)	(5,230)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	804	804	826	826	827
Amortization of deferred financing costs and loan discounts/ premiums, net	1,845	1,717	1,714	1,639	4,361
Non-cash compensation expense	5,840	6,340	3,538	8,314	4,791
Recurring capital expenditures, tenant improvements and lease commissions	(15,894)	(15,580)	(18,022)	(20,149)	(19,922)
AFFO	**$ 58,124**	**$ 59,504**	**$ 51,809**	**$ 51,815**	**$ 47,990**
Dividends paid to common stock and unitholders	$ 38,745	$ 38,742	$ 38,426	$ 38,370	$ 38,853
AFFO payout ratio	66.7 %	65.1 %	74.2 %	74.1 %	81.0 %

Year To Date	Nine Months Ended September 30, 2021	Six Months Ended June 30, 2021	Three Months Ended March 31, 2021	Twelve Months Ended December 31, 2020	Nine Months Ended September 30, 2020
FFO	$ 214,729	$ 145,589	$ 72,461	$ 283,638	$ 221,647
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(19,111)	(15,519)	(8,708)	(36,250)	(35,444)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	2,434	1,630	826	3,305	2,479
Amortization of deferred financing costs and loan discounts/ premiums, net	5,276	3,431	1,714	8,564	6,925
Non-cash compensation expense	15,718	9,878	3,538	22,723	14,409
Recurring capital expenditures, tenant improvements and lease commissions	(49,496)	(33,602)	(18,022)	(85,195)	(65,046)
AFFO	**$ 169,550**	**$ 111,407**	**$ 51,809**	**$ 196,785**	**$ 144,970**
Dividends paid to common stock and unitholders	$ 115,913	$ 77,168	$ 38,426	$ 154,996	$ 116,626
AFFO payout ratio	68.4 %	69.3 %	74.2 %	78.8 %	80.4 %

(1) See definitions starting on page 56.

Page 14 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Same-Store Property Performance—Consolidated[1]

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS	Three Months Ended September 30,			Nine Months Ended September 30,		
	2021	2020	% change	2021	2020	% change
SAME-STORE OFFICE STATISTICS[2][3]						
Number of properties	45	45		43	43	
Rentable square feet	11,394,834	11,394,834		11,118,990	11,118,990	
Ending % leased	91.0 %	94.2 %	(3.2)%	91.1 %	94.1 %	(3.0)%
Ending % occupied	90.4 %	93.3 %	(2.9)%	90.5 %	93.2 %	(2.7)%
Average % occupied for the period	90.3 %	93.4 %	(3.1)%	90.9 %	94.3 %	(3.4)%
SAME-STORE STUDIO STATISTICS[4]						
Number of properties	3	3		3	3	
Rentable square feet	1,205,809	1,205,809		1,205,809	1,205,809	
Average % occupied for the period[5]	87.6 %	91.1 %	(3.5)	87.6 %	91.1 %	(3.5)

SAME-STORE ANALYSIS—NET OPERATING INCOME	Three Months Ended September 30,			Nine Months Ended September 30,		
	2021	2020	% change	2021	2020	% change
SAME-STORE NET OPERATING INCOME[6]						
Total office revenues	$ 176,885	$ 169,246	4.5 %	$ 505,548	$ 504,336	0.2 %
Total studio revenues	18,751	15,569	20.4	59,626	49,671	20.0
Same-store revenues	**195,636**	**184,815**	**5.9**	**565,174**	**554,007**	**2.0**
Total office expenses	62,866	60,783	3.4	177,321 [7]	173,434	2.2
Total studio expenses	8,959 [8]	9,034	(0.8)	32,877 [9]	27,635	19.0
Same-store expenses	**71,825**	**69,817**	**2.9**	**210,198**	**201,069**	**4.5**
Same-store office net operating income	**114,019**	**108,463**	**5.1**	**328,227**	**330,902**	**(0.8)**
NOI margin	64.5 %	64.1 %	0.4	64.9 %	65.6 %	(0.7)
Same-store studio net operating income	**9,792**	**6,535**	**49.8**	**26,749**	**22,036**	**21.4**
NOI margin	52.2 %	42.0 %	10.2	44.9 %	44.4 %	0.5
TOTAL SAME-STORE NET OPERATING INCOME	**$ 123,811**	**$ 114,998**	**7.7 %**	**$ 354,976**	**$ 352,938**	**0.6 %**
NOI margin	63.3 %	62.2 %	1.1	62.8 %	63.7 %	(0.9)

Page 15 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Same-Store Property Performance—Consolidated[1] (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended September 30, 2021	2020	% change	Nine Months Ended September 30, 2021	2020	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)						
Total office cash revenues	$ 174,540	$ 161,484	8.1 %	$ 489,553	$ 469,409	4.3 %
Total studio cash revenues	18,070	15,323	17.9	58,764	48,612	20.9
Same-store cash revenues	**192,610**	**176,807**	**8.9**	**548,317**	**518,021**	**5.8**
Total office cash expenses	61,944	59,827	3.5	174,515 (7)	170,575	2.3
Total studio cash expenses	8,879 (8)	9,004	(1.4)	32,640 (9)	27,605	18.2
Same-store cash expenses	**70,823**	**68,831**	**2.9**	**207,155**	**198,180**	**4.5**
Same-store office net operating income (cash basis)	**112,596**	**101,657**	**10.8**	**315,038**	**298,834**	**5.4**
NOI margin	64.5 %	63.0 %	1.5	64.4 %	63.7 %	0.7
Same-store studio net operating income (cash basis)	**9,191**	**6,319**	**45.5**	**26,124**	**21,007**	**24.4**
NOI margin	50.9 %	41.2 %	9.7	44.5 %	43.2 %	1.3
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 121,787**	**$ 107,976**	**12.8 %**	**$ 341,162**	**$ 319,841**	**6.7 %**
NOI margin	63.2 %	61.1 %	2.1	62.2 %	61.7 %	0.5

(1) The consolidated same-store property performance excludes the impact of our unconsolidated joint venture, Bentall Centre.
(2) Same-store office for the three months ended September 30, 2021 defined as all properties owned and included in our stabilized office portfolio as of July 1, 2020 and still owned and included in the stabilized office portfolio as of September 30, 2021. Same-store office for the nine months ended September 30, 2021 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2020 and still owned and included in the stabilized office portfolio as of September 30, 2021.
(3) See pages 27 and 28 for same-store office properties.
(4) Same-store studio for the three months ended September 30, 2021 defined as all properties owned and included in our studio portfolio as of July 1, 2020 and still owned and included in our studio portfolio as of September 30, 2021. Same-store studio for the nine months ended September 30, 2021 defined as all properties owned and included in our studio portfolio as of January 1, 2020 and still owned and included in our studio portfolio as of September 30, 2021.
(5) Percent occupied for same-store studio is the average percent occupied for the 12 months ended as of the periods indicated.
(6) See page 58 for the reconciliation of net (loss) income to net operating income (NOI).
(7) Same-store office expenses for the nine months ended September 30, 2021 included a one-time property tax increase of $1.0 million resulting from reassessments at ICON and CUE. Adjusted for this item, the consolidated same-store office net operating income and consolidated same store office net operating income (cash basis) for the nine months ended September 30, 2021 would have been (0.5)% and 5.7%, respectively.
(8) Same-store studio expenses for the three months ended September 30, 2021 included a one-time prior year property tax reduction of $1.4 million at Sunset Las Palmas Studios. Adjusted for this item, the consolidated same-store studio net operating income and consolidated same store studio net operating income (cash basis) for the three months ended September 30, 2021 would have been 27.9% and 22.8%, respectively.
(9) Same-store studio expenses for the nine months ended September 30, 2021 included one-time property tax increases of $0.4 million resulting from reassessments at Sunset Gower and Sunset Bronson Studios and a one-time prior year property tax reduction of $1.4 million at Sunset Las Palmas Studios. Adjusted for these items, the consolidated same-store studio net operating income and consolidated same store studio net operating income (cash basis) for the nine months ended September 30, 2021 would have been 16.9% and 19.6%, respectively.

Page 16 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Same-Store Property Performance—Company's Share[1]

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	% change	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	% change
SAME-STORE OFFICE STATISTICS[2][3]						
Number of properties	42	42		40	40	
Rentable square feet	10,130,807	10,130,807		9,866,191	9,866,191	
Ending % leased	90.1 %	93.4 %	(3.3)%	90.2 %	93.3 %	(3.1)%
Ending % occupied	89.3 %	92.4 %	(3.1)%	89.4 %	92.2 %	(2.8)%
Average % occupied for the period	90.2 %	93.2 %	(3.0)%	90.9 %	93.7 %	(2.8)%

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	% change	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	% change
SAME-STORE NET OPERATING INCOME[4]						
Total office revenues	$ 148,735	$ 144,400	3.0 %	$ 428,008	$ 427,728	0.1 %
Same-store revenues	**148,735**	**144,400**	**3.0**	**428,008**	**427,728**	**0.1**
Total office expenses	53,671	52,469	2.3	149,982	150,019	0.0 %
Same-store expenses	**53,671**	**52,469**	**2.3**	**149,982**	**150,019**	**0.0 %**
TOTAL SAME-STORE NET OPERATING INCOME	**$ 95,064**	**$ 91,931**	**3.4 %**	**$ 278,026**	**$ 277,709**	**0.1 %**
NOI margin	63.9 %	63.7 %	0.2	65.0 %	64.9 %	0.1

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	% change	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)						
Total office cash revenues	$ 148,763	$ 141,401	5.2 %	$ 416,218	$ 411,739	1.1 %
Same-store cash revenues	**148,763**	**141,401**	**5.2**	**416,218**	**411,739**	**1.1**
Total office cash expenses	52,868	51,644	2.4	147,553	147,546	0.0 %
Same-store cash expenses	**52,868**	**51,644**	**2.4**	**147,553**	**147,546**	**0.0 %**
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 95,895**	**$ 89,757**	**6.8 %**	**$ 268,665**	**$ 264,193**	**1.7 %**
NOI margin	64.5 %	63.5 %	1.0	64.5 %	64.2 %	0.3

Page 17 of 61

Page 18 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Same-Store Property Performance—Company’s Share(1) (continued) Unaudited, in thousands, except number of properties and square feet (1) On July 30, 2020, funds affiliated with Blackstone Property Partners acquired a 49% interest in our three Hollywood studios (Sunset Gower, Sunset Bronson and Sunset Las Palmas Studios) and five office properties (6040 Sunset, ICON, CUE, EPIC and Harlow). We retained a 51% ownership stake. Based on the change in our ownership percentage, these properties have been omitted from the Company’s Share of same-store population for the three months and nine months ended September 30, 2021. Included as part of the Company’s Share of same-store population for the three months and nine months ended September 30, 2021 is our unconsolidated joint venture, Bentall Centre, that was acquired during second quarter 2019. (2) Same-store office for the three months ended September 30, 2021 defined as the Company’s Share of all properties owned and included in our stabilized office portfolio as of July 1, 2020 and still owned and included in the stabilized office portfolio as of September 30, 2021. Same-store office for the nine months ended September 30, 2021 defined as the Company’s Share of all properties owned and included in our stabilized office portfolio as of January 1, 2020 and still owned and included in the stabilized office portfolio as of September 30, 2021. (3) See pages 27 and 28 for same-store office properties. (4) See page 59 for the reconciliation of net (loss) income to net operating income (NOI).

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Net Operating Income (NOI) Detail

Three Months Ended September 30, 2021 | Unaudited, in thousands

	Same-Store Office[1]	Same-Store Studio[2]	Non-Same-Store Office[3]	Non-Same-Store Studio[4]	Repositioning/ Redevelopment /Development[5]	Lease-Up[3]	Total
REVENUE							
Cash rent	$ 142,660	$ 11,683	$ 6,937	$ 148	$ —	$ 10,753	$ 172,181
Cash tenant recoveries	28,281	256	3,494	—	—	1,467	33,498
Straight-line rent	683	690	678	—	—	431	2,482
Amortization of above-market and below-market leases, net	2,106	—	889	—	—	29	3,024
Amortization of lease incentive costs	(444)	(9)	—	—	—	(23)	(476)
Total rental revenue	**173,286**	**12,620**	**11,998**	**148**	**—**	**12,657**	**210,709**
Service and other revenues	3,599	6,131	254	6,867	—	72	16,923
Total revenue	**176,885**	**18,751**	**12,252**	**7,015**	**—**	**12,729**	**227,632**
OPERATING EXPENSES							
Property operating expenses	61,944	8,879	3,002	3,085	3	5,991	82,904
Straight-line rent	325	—	—	—	—	—	325
Non-cash portion of interest expense	11	80	—		—	1	92
Amortization of above-market and below-market ground leases, net	586	—	—	—	—	2	588
Total operating expenses	**62,866**	**8,959**	**3,002**	**3,085**	**3**	**5,994**	**83,909**
TOTAL CONSOLIDATED NOI[6]	**$ 114,019**	**$ 9,792**	**$ 9,250**	**$ 3,930**	**$ (3)**	**$ 6,735**	**$ 143,723**
COMPANY'S SHARE OF NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	3,139 [7]	—	—	—	3,139
TOTAL NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	13,548 [8]	3,893 [9]	3,981 [10]	—	—	175 [11]	21,597
Square feet[12]	11,394,834	1,205,809	668,209	18,594	974,089	1,038,982	15,300,517
Ending % leased	91.0 %	87.6 %	99.6 %	— %	60.0 %	78.7 %	88.2 %
Ending % occupied	90.4 %	87.6 %	99.6 %	— %	— %	78.7 %	83.9 %
NOI margin	64.5 %	52.2 %	75.5 %	56.0 %	— %	52.9 %	63.1 %
RECONCILIATION TO CASH NOI							
TOTAL NOI	**$ 114,019**	**$ 9,792**	**$ 9,250**	**$ 3,930**	**$ (3)**	**$ 6,735**	**$ 143,723**
Straight-line rent, net	(358)	(690)	(678)	—	—	(431)	(2,157)
Non-cash portion of interest expense	11	80	—	—	—	1	92
Amortization of above-market and below-market leases, net	(2,106)	—	(889)	—	—	(29)	(3,024)
Amortization of lease incentive costs	444	9	—	—	—	23	476
Amortization of above-market and below-market ground leases, net	586	—	—	—	—	2	588
TOTAL CONSOLIDATED CASH NOI	**$ 112,596**	**$ 9,191**	**$ 7,683**	**$ 3,930**	**$ (3)**	**$ 6,301**	**$ 139,698**
COMPANY'S SHARE OF CASH NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	2,077 [7]	—	—	—	2,077
TOTAL CASH NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	13,321 [8]	3,658 [9]	3,982 [10]	—	—	(287) [11]	20,674

Page 19 of 61

Page 20 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 (1) See pages 27 and 28 for same-store office for the three months ended September 30, 2021. The consolidated same-store property performance in this table excludes the impact of our unconsolidated joint venture, Bentall Centre. (2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (3) See page 28 for non-same-store office and lease-up properties. (4) Non-same store studio includes 18,594 square feet located at Sunset Las Palmas Studios that was taken off-line during third quarter 2021. Also included as part of non-same store studio are the net operating income results for Star Waggons and Zio Studio Service, both of which were acquired during third quarter 2021. (5) See page 34 for repositioning, redevelopment, development and held for sale properties. (6) See page 58 and 59 for all non-GAAP NOI reconciliations. (7) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The amounts reflected have been converted from Canadian Dollars (“CAD”) to United States Dollars (“USD”) using the average monthly foreign currency exchange rate for the period presented. (8) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market, Hill7 and Ferry Building. We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE and EPIC. (9) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (10) We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. (11) We own 51% of the ownership interest in the consolidated joint venture that owns Harlow. (12) Represents 100% ownership of our consolidated portfolio. Excludes square footage related to our unconsolidated joint venture, Bentall Centre. Net Operating Income Detail (NOI) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Debt Summary

As of September 30, 2021 | Unaudited, in thousands

Unsecured revolving credit facility

	Principal Amount[1]	Interest Rate[2][3]	Contractual Maturity Date[4]	Annual Debt Service[1]	Balance at Maturity	Capacity	Undrawn Capacity
Unsecured revolving credit facility	$ 300,000	LIBOR + 1.05% to 1.50%	3/13/2022	$ —	$ 300,000	$ 600,000	$ 300,000

Unsecured private placement

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity
Series A notes	$ 110,000	4.34%	1/2/2023	$ 4,774	$ 110,000
Series B notes	259,000	4.69%	12/16/2025	12,147	259,000
Series C notes	56,000	4.79%	12/16/2027	2,682	56,000
Series D notes	150,000	3.98%	7/6/2026	5,970	150,000
Series E notes	50,000	3.66%	9/15/2023	1,830	50,000
TOTAL	**$ 625,000**			**$ 27,403**	**$ 625,000**

Unsecured registered senior notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Issue Price as Percentage of Par	Effective Yield
3.95% Registered senior notes—October 2017	$ 400,000	3.95%	11/1/2027	$ 15,800	$ 400,000	99.815 %	3.97%
4.65% Registered senior notes—February 2019	500,000	4.65%	4/1/2029	23,250	500,000	100.427 %	4.61%
3.25% Registered senior notes—October 2019	400,000	3.25%	1/15/2030	13,000	400,000	99.268 %	3.46%
TOTAL	**$ 1,300,000**			**$ 52,050**	**$ 1,300,000**		

Secured notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share	Undrawn Capacity
Hollywood Media Portfolio[5][6]	$ 1,100,000	LIBOR + 1.17%	8/9/2023	$ —	$ 1,100,000	$ 561,000	$ —
Acquired Hollywood Media Portfolio debt[5]	(209,814)	LIBOR + 1.55%	8/9/2023	—	(209,814)	(209,814)	—
Hollywood Media Portfolio, net	**890,186**			**—**	**890,186**	**351,186**	**—**
10950 Washington[7]	25,247	5.32%	3/11/2022	2,003	24,981	25,247	—
One Westside and 10850 Pico	220,240	LIBOR + 1.70%	12/18/2023	—	220,240	165,180	194,360
Element LA	168,000	4.59%	11/6/2025	7,716	168,000	168,000	—
1918 Eighth[8]	314,300	LIBOR + 1.70%	12/18/2025	—	314,300	172,865	—
Hill7[9]	101,000	3.38%	11/6/2028	3,414	101,000	55,550	—
TOTAL	**$ 1,718,973**			**$ 13,133**	**$ 1,718,707**	**$ 938,028**	**$ 194,360**

Page 21 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Debt Summary (continued)

As of September 30, 2021 | Unaudited, in thousands

Other consolidated debt

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share
In-substance defeased debt[10]	$ 129,105	4.47%	10/1/2022	$ 9,391	$ 125,489	$ 96,829
Joint venture debt[11]	$ 66,136	4.50%	10/9/2028	$ 2,976	$ 66,136	$ —

Unconsolidated debt

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share
Bentall Centre[12]	$ 513,608	CDOR + 1.75%	7/1/2024	$ —	$ 513,608	$ 102,722

(1) See definitions starting on page 56.
(2) Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed.
(3) We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of September 30, 2021, no such election had been made.
(4) The maturity date may be extended once for an additional one-year term.
(5) We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. The joint venture holds a $1.1 billion mortgage loan secured by the Hollywood Media Portfolio. This loan has an initial term of two years from the first payment date, with three one-year extension options, subject to certain requirements. The Company purchased bonds comprising the loan in the amount of $209.8 million.
(6) The effective interest rate on the loan is LIBOR + 1.17% until August 9, 2022, at which time the effective interest rate will decrease to LIBOR + 0.99%.
(7) Monthly debt service includes debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.
(8) We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. This loan has an initial interest rate of LIBOR plus 1.70% per annum and is interest-only through the five-year term.
(9) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization.
(10) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside and 10850 Pico. The joint venture has, in substance, defeased the debt by purchasing U.S. Government securities, which are intended to generate cash flows to fund loan obligations through the early prepayment date of the debt. Monthly debt service includes debt amortization payments based on a 10-year amortization schedule with a balloon payment at maturity.
(11) This amount relates to debt attributable to Allianz U.S. Private REIT LP ("Allianz"), our partner in the joint venture that owns Ferry Building. The maturity date may be extended twice for an additional two-year term each.
(12) We own 20% of the ownership interest in the unconsolidated real estate investment that owns Bentall Centre. The loan was transacted in CAD. The principal balance shown is in USD using the foreign currency exchange rate as of September 30, 2021. The interest on the full amount has been effectively capped at 5.25% per annum through the use of an interest rate cap.

Page 22 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Capital Structure

As of September 30, 2021 | Unaudited, in thousands, except share data and percentages

	Shares/Units		Aggregate Principal Amount or $ Equivalent	
Unsecured revolving credit facility		$	300,000	
Unsecured private placement			625,000	
Unsecured registered senior notes			1,300,000	
Secured debt			1,718,973	
Total Consolidated unsecured and secured debt[1]		**$**	**3,943,973**	
Add: Series A preferred units	392,598		9,815	
Total Consolidated debt[1]		**$**	**3,953,788**	
Less: Cash and cash equivalents			(110,500)	
Total Consolidated debt, net[1]		**$**	**3,843,288**	
Add: Company's share of unconsolidated real estate entity debt[2]			102,722	
Less: Partners' share of consolidated debt[3]			(780,945)	
Less: Company's share of unconsolidated real estate entities' cash and cash equivalents			(11,359)	
Add: Partners' share of cash and cash equivalents			31,269	
Company's share of debt, net[1]		**$**	**3,184,975**	
EQUITY				
Common stock	152,320,252	$	4,001,453	
Operating partnership units	1,381,624		36,295	
Restricted stock and units	1,102,676		28,967	
Dilutive shares[1]	938,386		24,651	
TOTAL EQUITY	**155,742,938**	**$**	**4,091,366**	(4)
CONSOLIDATED MARKET CAPITALIZATION[1]		**$**	**8,045,154**	
COMPANY'S SHARE OF MARKET CAPITALIZATION[1]		**$**	**7,366,931**	
CONSOLIDATED DEBT, NET/CONSOLIDATED MARKET CAPITALIZATION			**47.8 %**	
COMPANY'S SHARE OF DEBT, NET/COMPANY'S SHARE OF MARKET CAPITALIZATION			**43.2 %**	

(1) See definitions starting on page 56.
(2) Amount is calculated based on our percentage ownership interest in the unconsolidated joint venture entity. The amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2021.
(3) Amount is calculated based on the outside partners' percentage ownership interest in the consolidated joint venture entities.
(4) Amount is calculated based on September 30, 2021 closing price of $26.27 per share of common stock.

Page 23 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Unsecured and Secured Debt Maturities, Composition and Covenant Compliance

Unaudited, in thousands


Debt Maturity and Amortization Schedule(1)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$162
$325,085(2)
$676,366(3)
$102,722
$599,865
$150,000
$456,000
$55,550
$900,000
2021
2022
2023
2024
2025
2026
2027
2028
2029 +

DEBT COMPOSITION

	Amount	% of Total Debt	Weighted Average Interest Rate[4]	Weighted Average Years to Maturity
COMPANY'S SHARE OF SECURED AND UNSECURED DEBT[1]				
Unsecured debt	$2,225,000	68.1%	3.8%	5.4
Secured debt[5]	1,040,750	31.9%	2.2%	3.0
TOTAL	**$3,265,750**	**100.0%**		4.6
COMPANY'S SHARE OF FLOATING AND FIXED-RATE DEBT				
Floating-rate debt	$740,767	22.7%	1.8%	2.0
Fixed-rate debt[5][6]	2,524,983	77.3%	3.7%	5.4
TOTAL	**$3,265,750**	**100.0%**		4.6
Weighted average stated interest rate[4]			3.3%	
GAAP effective rate including unamortized deferred financing costs and loan discounts/premiums[7]			3.6%	

DEBT COVENANT COMPLIANCE

	Covenant	Actual Performance
UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[8]		
Total liabilities to total asset value	≤ 60%	41.6%
Unsecured indebtedness to unencumbered asset value	≤ 60%	39.0%
Adjusted EBITDA to fixed charges	≥ 1.5x	3.6x
Secured indebtedness to total asset value	≤ 45%	18.9%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	3.5x
UNSECURED REGISTERED SENIOR NOTES[9]		
Debt to total assets	≤ 60%	44.0%
Total unencumbered assets to unsecured debt	≥ 150%	268.3%
Consolidated income available for debt service to annual debt service charge	≥ 1.5x	4.3x
Secured debt to total assets	≤ 45%	19.8%

Page 24 of 61

Page 25 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 (1) Includes the Company’s Share of principal amortization and maturities, based on contractual maturity dates, excluding: (i) in-substance defeased debt related to One Westside and 10850 Pico, (ii) unamortized deferred financing costs and loan discounts/premiums, and (iii) debt due to Allianz, our partner in the joint venture that owns Ferry Building. The Bentall Centre loan was transacted in CAD; the amounts reflected are shown in USD using the foreign currency exchange rate as of September 30, 2021. (2) We have the option to extend the initial maturity date with respect to the unsecured revolving credit facility for an additional one-year term. (3) Includes $351.2 million related to the Hollywood Media Portfolio loan maturing August 9, 2023. This loan has an initial term of two years from the first payment date with three one-year extension options, subject to certain requirements. (4) Rates as of September 30, 2021 include fixed-rate loans and variable-rate loans with effective fixed-rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rate for the unsecured revolving credit facility includes the LIBOR rate as of September 30, 2021. (5) During third quarter 2021 we refinanced the Hollywood Media Portfolio loan for $1.1 billion including a bond purchase for $209.8 million. We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. The interest rate on a portion of the outstanding loan balance has been effectively fixed through the use of interest rate swaps under the first payments approach. As of September 30, 2021, the LIBOR component of the interest rate was fixed at 1.76% with respect to $350.0 million and 1.43% with respect to $125.0 million of the loan secured by the Hollywood Media Portfolio, respectively. (6) Includes instruments of fixed-rate debt and effective fixed-rate debt as a result of derivative instruments on the full principal balance. (7) Rates are as of September 30, 2021 and include deferred financing costs and loan discounts/premiums. (8) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of September 30, 2021. As of September 30, 2021, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility. (9) On October 2017, the operating partnership completed an underwritten public offering of senior notes (the “3.95% Senior Notes”). On February 27, 2019, the operating partnership completed an underwritten public offering of $350.0 million of 4.65% Senior Notes, which were issued at 98.663% of par. On June 14, 2019, the operating partnership completed an underwritten public offering of $150.0 million of additional 4.65% Senior Notes, which were issued at a premium at 103.544% of par. On October 3, 2019, the operating partnership completed an underwritten public offering of $400.0 million of 3.25% Senior Notes, which were issued at 99.268% of par. The covenant and actual performance metrics above represent terms and definitions reflected in the indentures governing the 3.95% Senior Notes, 4.65% Senior Notes and 3.25% Senior Notes based on the financial results as of September 30, 2021. As of September 30, 2021, the operating partnership was in compliance with such indentures. Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued)

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Operational and Portfolio Information

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

In-Service Office Properties[1]

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
SAME-STORE[5]						
Vancouver, British Columbia						
Bentall Centre[6]	Downtown Vancouver	1,495,738	96.5 %	97.1 %	$ 41,947,606	$ 29.05
Subtotal		**1,495,738**	**96.5**	**97.1**	**41,947,606**	**29.05**
Greater Seattle, Washington						
Northview Center	Lynnwood	179,985	68.4	69.5	2,911,942	23.64
Met Park North	Denny Triangle	189,511	100.0	100.0	5,550,455	29.29
Hill7[7]	Denny Triangle	285,310	99.1	99.1	11,370,031	40.23
450 Alaskan	Pioneer Square	170,974	95.4	95.4	6,765,187	41.48
411 First	Pioneer Square	163,601	64.2	65.2	3,972,299	37.83
505 First	Pioneer Square	288,009	84.2	84.2	6,293,884	25.96
83 King	Pioneer Square	183,784	78.1	78.1	6,254,869	43.57
Subtotal		**1,461,174**	**85.5**	**85.7**	**43,118,667**	**34.51**
San Francisco Bay Area, California						
1455 Market[7]	San Francisco	1,036,430	96.8	96.8	53,428,163	53.27
275 Brannan	San Francisco	57,120	100.0	100.0	4,786,113	83.79
625 Second	San Francisco	138,354	51.1	51.1	4,829,819	68.33
875 Howard	San Francisco	285,706	97.9	97.9	15,106,726	54.02
901 Market	San Francisco	206,697	88.3	88.3	12,610,010	69.13
Rincon Center[8]	San Francisco	533,700	97.3	97.3	32,688,557	62.95
Ferry Building[7]	San Francisco	266,446	93.1	95.8	21,247,232	85.62
Towers at Shore Center	Redwood Shores	334,701	89.4	93.1	21,492,172	71.86
Shorebreeze	Redwood Shores	230,931	83.9	84.5	12,951,521	66.83
Skyway Landing	Redwood Shores	246,997	74.9	76.3	10,849,835	58.62
555 Twin Dolphin	Redwood Shores	200,851	80.9	82.2	10,231,886	62.97
Palo Alto Square[9]	Palo Alto	317,899	86.7	86.7	26,007,119	94.40
3176 Porter	Palo Alto	42,899	100.0	100.0	3,346,122	78.00
3400 Hillview	Palo Alto	207,857	100.0	100.0	15,008,606	72.21
Clocktower Square	Palo Alto	100,655	100.0	100.0	8,886,250	88.28
Foothill Research Center	Palo Alto	195,385	100.0	100.0	14,720,201	75.34
Page Mill Center[10]	Palo Alto	94,539	82.4	82.4	6,236,184	80.01
Page Mill Hill	Palo Alto	178,200	84.1	89.4	11,884,150	79.34
Gateway	North San Jose	610,850	83.1	83.1	21,899,453	43.13
1740 Technology	North San Jose	206,710	99.6	99.6	8,855,060	43.02
Concourse	North San Jose	945,407	88.5	89.0	34,139,787	40.79
Metro Plaza[11]	North San Jose	409,686	87.4	87.4	15,626,628	43.65
Skyport Plaza	North San Jose	418,667	96.1	96.1	15,858,698	39.42
Techmart	Santa Clara	284,497	74.7	74.7	10,466,199	49.24
Subtotal		**7,551,184**	**89.7**	**90.3**	**393,156,491**	**58.04**

Page 27 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
Los Angeles, California						
6922 Hollywood	Hollywood	205,035	71.8	71.8	7,598,093	51.61
6040 Sunset[12]	Hollywood	114,958	100.0	100.0	6,607,096	57.47
ICON[12]	Hollywood	326,792	100.0	100.0	20,052,743	61.36
CUE[12]	Hollywood	94,386	100.0	100.0	5,865,056	62.14
EPIC[12]	Hollywood	301,127	100.0	100.0	21,211,386	70.44
Fourth & Traction	Downtown Los Angeles	131,701	93.5	100.0	5,545,170	45.05
Maxwell	Downtown Los Angeles	102,963	100.0	100.0	4,752,505	46.16
604 Arizona	West Los Angeles	44,260	100.0	100.0	3,238,742	73.18
3401 Exposition	West Los Angeles	63,376	100.0	100.0	3,133,368	49.44
10850 Pico[13]	West Los Angeles	44,913	100.0	100.0	1,940,536	43.21
10900 Washington	West Los Angeles	9,919	100.0	100.0	499,918	50.40
10950 Washington	West Los Angeles	159,198	100.0	100.0	7,947,425	49.92
11601 Wilshire	West Los Angeles	499,811	91.4	96.3	21,453,405	46.98
Element LA	West Los Angeles	284,037	100.0	100.0	17,864,002	62.89
Subtotal		**2,382,476**	**95.4**	**96.8**	**127,709,445**	**56.19**
Total same-store		**12,890,572**	**91.1**	**91.7**	**605,932,209**	**51.61**
NON-SAME-STORE						
Greater Seattle, Washington						
1918 Eighth[7]	Denny Triangle	668,209	99.6	99.6	20,828,953	31.29
Subtotal		**668,209**	**99.6**	**99.6**	**20,828,953**	**31.29**
Total non-same-store		**668,209**	**99.6**	**99.6**	**20,828,953**	**31.29**
Total Stabilized		**13,558,781**	**91.5**	**92.1**	**626,761,162**	**50.52**
Company's Share of Total Stabilized		**10,925,328**	**90.1**	**90.8**	**518,293,696**	**52.67**
LEASE-UP						
San Francisco Bay Area, California						
Metro Center	Foster City	725,932	79.8	79.8	35,137,690	60.63
333 Twin Dolphin	Redwood Shores	183,119	91.8	91.8	10,371,284	61.71
Subtotal		**909,051**	**82.2**	**82.2**	**45,508,974**	**60.87**
Los Angeles, California						
Harlow[12]	Hollywood	129,931	54.1	54.1	3,821,784	54.38
Subtotal		**129,931**	**54.1**	**54.1**	**3,821,784**	**54.38**
Total lease-up		**1,038,982**	**78.7**	**78.7**	**49,330,758**	**60.31**

Page 28 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
TOTAL IN-SERVICE		14,597,763	90.6 %	91.2 %	$ 676,091,920	$ 51.13 (14)
COMPANY'S SHARE OF TOTAL IN-SERVICE		11,900,644	89.3 %	89.9 %	$ 565,751,780	$ 53.26 (15)

(1) In-service office excludes the land, repositioning, redevelopment, development and held for sale properties described on pages 33 and 34. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under redevelopment or development.
(2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2021, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.
(4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of September 30, 2021, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of September 30, 2021. Annualized base rent does not reflect tenant reimbursements.
(5) Defined as all properties owned and included in our stabilized office portfolio as of July 1, 2020 and still owned and included in the stabilized office portfolio as of September 30, 2021.
(6) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2021.
(7) We own 55% of the ownership interest in the consolidated joint ventures that own Hill7, 1455 Market, Ferry Building and 1918 Eighth.
(8) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 1,935 square feet was take off-line for repositioning as of third quarter 2020, and an additional 14,923 square feet was taken off-line for repositioning as of fourth quarter 2020.
(9) 12,740 square feet at Palo Alto Square was taken off-line for repositioning as of second quarter 2021.
(10) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was take off-line for repositioning as of third quarter 2020.
(11) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet.
(12) We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE, EPIC and Harlow.
(13) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020. An additional 10,737 square feet was taken off-line for repositioning as of first quarter 2021. The total repositioning space was re-measured during first quarter 2021 to 51,417 square feet.
(14) Included as part of total in-service occupied and leased square footage is 49,894 square feet of existing leases that have been amended or signed as of third quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $51.32.
(15) Included as part of the Company's share of total in-service occupied and leased square footage is 36,655 square feet of existing leases that have been amended or signed as of third quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $53.44.

Page 29 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

In-Service Office Properties by Location[1]

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
STABILIZED								
Vancouver, British Columbia								
Downtown Vancouver[5]	1	1,495,738	1,444,049	96.5 %	1,452,467	97.1 %	$ 41,947,606	$ 29.05
Subtotal	**1**	**1,495,738**	**1,444,049**	**96.5**	**1,452,467**	**97.1**	**41,947,606**	**29.05**
Greater Seattle, Washington								
Lynnwood	1	179,985	123,180	68.4	125,083	69.5	2,911,942	23.64
Denny Triangle	3	1,143,030	1,137,757	99.5	1,137,757	99.5	37,749,439	33.18
Pioneer Square	4	806,368	654,117	81.1	655,716	81.3	23,286,239	35.60
Subtotal	**8**	**2,129,383**	**1,915,054**	**89.9**	**1,918,556**	**90.1**	**63,947,620**	**33.39**
San Francisco Bay Area, California								
San Francisco	7	2,524,453	2,360,428	93.5	2,367,496	93.8	144,696,620	61.30
Redwood Shores	4	1,013,480	840,445	82.9	860,456	84.9	55,525,414	66.07
Palo Alto	7	1,137,434	1,050,007	92.3	1,059,582	93.2	86,088,632	81.99
North San Jose	5	2,591,320	2,310,834	89.2	2,315,599	89.4	96,379,626	41.71
Santa Clara	1	284,497	212,553	74.7	212,553	74.7	10,466,199	49.24
Subtotal	**24**	**7,551,184**	**6,774,267**	**89.7**	**6,815,686**	**90.3**	**393,156,491**	**58.04**
Los Angeles, California								
Hollywood	5	1,042,298	984,497	94.5	984,497	94.5	61,334,374	62.30
West Los Angeles	7	1,105,514	1,062,347	96.1	1,086,826	98.3	56,077,396	52.79
Downtown Los Angeles	2	234,664	226,060	96.3	234,664	100.0	10,297,675	45.55
Subtotal	**14**	**2,382,476**	**2,272,904**	**95.4**	**2,305,987**	**96.8**	**127,709,445**	**56.19**
Total Stabilized	**47**	**13,558,781**	**12,406,274**	**91.5**	**12,492,696**	**92.1**	**626,761,162**	**50.52**
Company's Share of Total Stabilized	**47**	**10,925,328**	**9,839,787**	**90.1**	**9,916,294**	**90.8**	**518,293,696**	**52.67**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29.
(5) Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2021.

Page 30 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

In-Service Office Properties by Location[1] (continued)

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
LEASE-UP								
San Francisco Bay Area, California								
Foster City	1	725,932	579,573	79.8	579,573	79.8	35,137,690	60.63
Redwood Shores	1	183,119	168,074	91.8	168,074	91.8	10,371,284	61.71
Subtotal	**2**	**909,051**	**747,647**	**82.2**	**747,647**	**82.2**	**45,508,974**	**60.87**
Los Angeles, California								
Hollywood	1	129,931	70,285	54.1	70,285	54.1	3,821,784	54.38
Subtotal	**1**	**129,931**	**70,285**	**54.1**	**70,285**	**54.1**	**3,821,784**	**54.38**
Total lease-up	**3**	**1,038,982**	**817,932**	**78.7**	**817,932**	**78.7**	**49,330,758**	**60.31**
TOTAL IN-SERVICE	**50**	**14,597,763**	**13,224,206**	**90.6 %**	**$ 13,310,628**	**91.2 %**	**$ 676,091,920**	**$ 51.13** [6]
COMPANY'S SHARE OF TOTAL IN-SERVICE	**50**	**11,900,644**	**10,623,279**	**89.3 %**	**$ 10,699,786**	**89.9 %**	**$ 565,751,780**	**$ 53.26** [7]

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29.

(6) Included as part of total in-service occupied and leased square footage is 49,894 square feet of existing leases that have been amended or signed as of third quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $51.32.

(7) Included as part of the Company's share of total in-service occupied and leased square footage is 36,655 square feet of existing leases that have been amended or signed as of third quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $53.44.

Page 31 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Studio Properties

	Square Feet	Percent of Total	Percent Leased	Annual Base Rent	Annual Base Rent Per Leased Square Foot
Sunset Gower Studios	531,756	43.4 %	86.9 %	$ 18,905,720	$ 40.93
Sunset Bronson Studios	308,026	25.2	94.9	11,629,202	39.79
Sunset Las Palmas Studios	366,027	29.9	85.0	13,822,133	45.43
Total same-store studio[(1)]	**1,205,809**	**98.5 %**	**87.6 %** [(2)]	**$ 44,357,055** [(3)]	**$ 41.99** [(4)]
Sunset Las Palmas Studios	18,594	1.5 %	— %	93,572	
Total non-same-store studio[(5)]	**18,594**	**1.5 %**	**— %**	**$ 93,572**	
TOTAL STUDIO	**1,224,403**	**100.0 %**			
COMPANY'S SHARE OF TOTAL STUDIO[(6)]	**624,446**				

(1) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2020 and still owned and included in our portfolio as of September 30, 2021.
(2) Percent leased for same-store studio is the average percent leased for the 12 months ended September 30, 2021.
(3) Annual base rent for same-store studio reflects actual base rent for the 12 months ended September 30, 2021, excluding tenant reimbursements.
(4) Annual base rent per leased square foot for same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of September 30, 2021.
(5) Non-same store studio includes 18,594 square feet located at Sunset Las Palmas Studios that was taken off-line during third quarter 2021.
(6) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Gower Studios, Sunset Bronson Studios and Sunset Las Palmas Studios.

Page 32 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Land Properties

	Submarket	Square Feet[1]	Percent of Total
Greater London, UK			
Sunset Waltham Cross Studios—Development[2]	Broxbourne	TBD	N/A
Subtotal		**TBD**	**N/A**
Vancouver, British Columbia			
Burrard Exchange[3]	Downtown Vancouver	450,000	14.1 %
Subtotal		**450,000**	**14.1 %**
Greater Seattle, Washington			
Washington 1000[4]	Denny Triangle	538,164	16.8 %
Subtotal		**538,164**	**16.8 %**
San Francisco Bay Area, California			
Cloud10	North San Jose	350,000	11.0 %
Subtotal		**350,000**	**11.0 %**
Los Angeles, California			
Sunset Bronson Studios Lot D—Development[5][6]	Hollywood	19,816	0.6 %
Sunset Gower Studios—Development[6][7]	Hollywood	478,845	15.0 %
Sunset Las Palmas Studios—Development[6]	Hollywood	617,581	19.3 %
Sunset Glenoaks Studios—Development[8]	Los Angeles	241,000	7.5 %
Element LA	West Los Angeles	500,000	15.7 %
Subtotal		**1,857,242**	**58.1 %**
TOTAL LAND		**3,195,406**	**100.0 %**
COMPANY'S SHARE OF TOTAL LAND		**2,167,947**	

(1) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(2) We own 35% of the of the ownership interest in the unconsolidated joint venture that owns Sunset Waltham Cross Studios—Development.
(3) We own 20% of the ownership interest in the unconsolidated joint venture that owns Burrard Exchange. The construction of Burrard Exchange may require the demolition of certain retail square footage.
(4) The final purchase of Washington 1000 is pending as of September 30, 2021. Square footage represents condominium rights to build a fully entitled 16-story office tower.
(5) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.
(6) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(7) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development.
(8) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios—Development.

Page 33 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Repositioning, Redevelopment, Development and Held For Sale Properties[1]

	Submarket	Estimated Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
REPOSITIONING[5]								
Greater Seattle, Washington								
95 Jackson[6]	Pioneer Square	35,905	—	— %	—	— %	—	$ —
Subtotal		**35,905**	—	—	—	—	—	—
San Francisco Bay Area, California								
Rincon Center[7]	San Francisco	36,905	—	—	—	—	—	—
Page Mill Center[8]	Palo Alto	79,056	—	—	—	—	—	—
Palo Alto Square[9]	Palo Alto	12,740	—	—	—	—	—	—
Metro Plaza[10]	North San Jose	61,066	—	—	—	—	—	—
Subtotal		**189,767**	—	—	—	—	—	—
Los Angeles, California								
10850 Pico[11]	West Los Angeles	51,417	—	—	—	—	—	—
Subtotal		**51,417**	—	—	—	—	—	—
Total repositioning		**277,089**	—	—	—	—	—	—
REDEVELOPMENT								
Los Angeles, California								
One Westside	West Los Angeles	584,000	—	—	584,000 [12]	100.0	—	—
Del Amo[13]	Torrance	113,000	—	—	—	—	—	—
Total redevelopment		**697,000**	—	—	**584,000**	**83.8**	—	—
TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE		**974,089**	—	— %	**584,000**	**60.0 %**	$ —	$ —
COMPANY'S SHARE OF TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE		**815,234**	—	— %	**438,000**	**53.7 %**	$ —	$ —

(1) Excludes in-service office and land properties with exception of land properties held for sale (see pages 27, 28 and 33). The timing of completion of our projects may be impacted by factors outside of our control.
(2) Square footage determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2021, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

Page 34 of 61

Page 35 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of September 30, 2021, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of September 30, 2021. Annualized base rent does not reflect tenant reimbursements. (5) Reclassification of a portion of an asset for purposes of improving its quality and value through investment of significant capital, resulting in substantial down time in occupancy. (6) 35,905 square feet at 95 Jackson was taken off-line for repositioning as of first quarter 2021. (7) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 1,935 square feet was take off-line for repositioning as of third quarter 2020, and an additional 14,923 square feet was taken off-line for repositioning as of fourth quarter 2020. (8) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was take off-line for repositioning as of third quarter 2020. (9) 12,740 square feet at Palo Alto Square was taken off-line for repositioning as of second quarter 2021 following the termination of Century Theaters, Inc. as we evaluate the change of use for the space. (10) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet. (11) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020. An additional 10,737 square feet was taken off-line for repositioning as of first quarter 2021. The total repositioning space was re-measured during first quarter 2021 to 51,417 square feet. (12) Google, Inc. signed a 584,000-square-foot lease for approximately 14.3 years. The entire premises is anticipated to be delivered for construction of tenant improvements to Google, Inc. during first quarter 2022. Monthly base rent payments are anticipated to commence during third quarter 2022 with base rent abatements from the second through ninth month following rent commencement. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (13) 113,000 square feet at Del Amo was taken off-line for redevelopment as of first quarter 2020. Repositioning, Redevelopment, Development and Held For Sale Properties(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Under Construction and Future Development Projects

Unaudited, in thousands, except square feet

	Submarket	Estimated Construction Period: Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date[4]	Estimated Square Feet[5]	Total % Leased	Project Costs[1]: Project Costs as of 9/30/21	Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs[6]
UNDER CONSTRUCTION									
One Westside	West Los Angeles	Q4-2019	Q1-2022	Q2-2023	584,000	100.0 % [7]	$ 387,972 [8]	$500,000-$550,000 [8]	7.50%-8.00% [8]
Total under construction					**584,000**		**$ 387,972**		
FUTURE DEVELOPMENT PIPELINE									
Washington 1000	Denny Triangle	TBD	TBD	TBD	538,164	N/A	$ 30,204 [9]	$340,000-$360,000 [9]	7.50%-8.00%
Burrard Exchange[10]	Downtown Vancouver	TBD	TBD	TBD	450,000	N/A	$ 2,957	TBD	TBD
Element LA—Development	West Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
Sunset Glenoaks Studios —Development[11]	Los Angeles	Q4-2021	Q3-2023	Q2-2024	241,000	N/A	$ 31,130 [12]	$170,000-$190,000 [12]	7.75%-8.25%
Sunset Bronson Studios Lot D—Development[13]	Hollywood	TBD	TBD	TBD	19,816	N/A	N/A	TBD	TBD
Sunset Gower Studios—Development[13][14]	Hollywood	TBD	TBD	TBD	478,845	N/A	$ 7,610	TBD	TBD
Sunset Las Palmas Studios—Development[13]	Hollywood	TBD	TBD	TBD	617,581	N/A	$ 23,055 [15]	TBD	TBD
Sunset Waltham Cross Studios—Development[16]	Broxbourne	TBD	TBD	TBD	TBD	N/A	$ 177,826 [16]	TBD	TBD
Cloud10	North San Jose	TBD	TBD	TBD	350,000	N/A	$ 12,885 [17]	TBD	TBD
Total future development					**3,195,406**				
TOTAL					**3,779,406**				

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of a temporary certificate of occupancy or equivalent. The timing of completion of our projects may be impacted by factors outside of our control.
(4) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of base rental payments (defined as cash base rents (after abatements)).

Page 36 of 61

Page 37 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 (5) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. (6) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (7) Google, Inc. signed a 584,000-square-foot lease for approximately 14.3 years anticipated to commence upon completion of construction and build-out of tenant improvements in 2022. Please see page 35 for description of rent phasing and abatements. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (8) On March 1, 2018, we entered into a joint venture with Macerich WSP, LLC (“Macerich”) to redevelop Westside Pavilion, a shopping mall in West Los Angeles, into 584,000 square feet of creative office space (now referred to as One Westside), while preserving 95,987 square feet of existing retail and entertainment space (now referred to as 10850 Pico). Total estimated projects costs for One Westside are in the range of $500.0 - $550.0 million, with each partner contributing its prorata share. Total estimated project costs, as well as project costs as of September 30, 2021 for One Westside include the $140.0 million purchase price paid by the joint venture in August 2018 for related existing buildings and land, and exclude an additional $50.0 million paid by the joint venture, which is allocated to the fully operational 10850 Pico. One Westside total estimated project costs and project costs as of September 30, 2021 are not prorated for the joint venture ownership and do not include: (i) operating results from March 1, 2018 through February 1, 2019, (ii) defeasance costs, and (iii) debt service associated with the defeased debt. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (9) Total estimated project costs for Washington 1000 include $86.0 million for land and acquisition costs. As of September 30, 2021 we have incurred $30.2 million of project costs with the remaining $55.8 million of land and acquisition costs due upon the deliverance of the podium by the State of Washington, which is anticipated to occur during fourth quarter 2021. The Company could commence construction upon delivery of the podium. (10) We own 20% of the ownership interest in the unconsolidated joint venture that owns Burrard Exchange. Amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2021. (11) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios—Development. (12) Total estimated project costs for Sunset Glenoaks Studios—Development include $28.8 million for land and acquisition costs. (13) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (14) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development. (15) Project costs as of September 30, 2021 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (16) We own 35% of the ownership interest in the unconsolidated joint venture that owns Sunset Waltham Cross Studios—Development. Project costs as of September 30, 2021 for Sunset Waltham Cross Studios—Development include $177.8 million for land and acquisition costs. Amounts reflected have been converted from GBP to USD using the foreign currency exchange rate as of September 30, 2021. (17) Project costs as of September 30, 2021 for Cloud10 include approximately $10.5 million for management’s estimate of allocated land and acquisition costs. Under Construction and Future Development Projects (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Recently Completed, Under Construction and Planned Project Images



Maxwell | Redevelopment
Los Angeles (Arts District)
102,963 SF | Completed 1Q19
Multi-Tenant



EPIC | Development
Los Angeles (Hollywood)
301,127 SF | Completed 4Q19
Single Tenant (Netflix, Inc.)


Harlow

Harlow | Development
Los Angeles (Hollywood)
129,931 SF | Completed 3Q20
Single or Multi-Tenant



One Westside | Redevelopment
Los Angeles (West Los Angeles)
584,000 SF | Completion 1Q22
Single Tenant (Google, Inc.)



Sunset Glenoaks Studios | Development
Los Angeles (Los Angeles)
241,000[1] SF | Completion 3Q23
Single or Multi-Tenant



Washington 1000 | Development
Seattle (Denny Triangle)
538,164[1] SF | Completion TBD
Single or Multi-Tenant



Burrard Exchange
Vancouver (Downtown)
450,000[1] SF | Completion TBD
Single or Multi-Tenant



Sunset Gower Studios | Development
Los Angeles (Hollywood)
478,845[1] SF | Completion TBD
Single or Multi-Tenant



Cloud10 | Development
Silicon Valley (North San Jose)
350,000[1] SF | Completion TBD
Single Tenant (Build-to-Suit)

Recently Completed

Under Construction

Planned

(1) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 38 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Office Tenant Industry Diversification[1]

INDUSTRY DIVERSIFICATION

Industry	Square Feet[2][3]	Annualized Base Rent as Percent of Total	Company's Share Square Feet[2][4]	Company's Share Annualized Base Rent as Percent of Total
Technology	4,727,061	37.2 %	4,156,879	39.3 %
Media and Entertainment	1,848,111	16.4	1,332,070	14.1
Legal	714,614	7.4	653,904	8.5
Business Services	1,145,868 (5)	8.5	885,931 (6)	8.3
Financial Services	1,131,478	8.3	813,792	7.8
Other	826,220	6.3	648,573	6.6
Retail	1,265,777 (7)	6.4	946,666 (8)	5.8
Real Estate	490,828	3.0	258,236	2.3
Healthcare	216,520	1.9	206,244	2.3
Insurance	243,788	1.6	188,272	1.7
Educational	137,326	1.2	132,371	1.4
Government	213,252	1.2	162,891	1.2
Advertising	60,075	0.6	55,656	0.7
TOTAL	**13,020,918**	**100.0 %**	**10,441,485**	**100.0 %**

TECHNOLOGY DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Company's Share Square Feet[2]	Company's Share Annualized Base Rent as Percent of Total
Online services	1,088,327	29.6 %	982,831	31.1 %
Software	1,278,635	25.8	1,221,355	27.8
Computer hardware and technology equipment	1,091,620	17.5	1,056,723	19.2
Business support services	705,763	15.1	491,522	12.1
Other	419,605	8.8	268,820	6.3
Biotechnology, healthcare and medical research	101,014	2.5	101,014	2.8
Telecommunications and networking	42,097	0.7	34,614	0.7
TOTAL	**4,727,061**	**100.0 %**	**4,156,879**	**100.0 %**

MEDIA AND ENTERTAINMENT DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Company's Share Square Feet[2]	Company's Share Annualized Base Rent as Percent of Total
Entertainment production and service	1,337,247	72.1 %	842,048	62.2 %
Gaming	361,056	21.1	351,274	28.9
Advertising and marketing	104,321	4.9	104,321	6.9
Other	45,487	1.9	34,427	2.0
TOTAL	**1,848,111**	**100.0 %**	**1,332,070**	**100.0 %**

(1) Industries and sectors are determined by management using Thompson Reuters Business Classification and are presented in order of Company's Share of annualized base rent.
(2) Excludes signed leases not commenced.
(3) Excludes 203,288 square feet occupied by the Company.
(4) Excludes 181,792 square feet occupied by the Company.
(5) Includes 500,136 square feet occupied by co-working tenants (represents 3.6% of total annualized base rent).
(6) Includes 308,063 square feet occupied by co-working tenants (represents 2.8% of the Company's Share of total annualized base rent).
(7) Includes 434,554 square feet of storefront retail (represents 2.1% of total annualized base rent).
(8) Includes 388,396 square feet of storefront retail (represents 2.2% of the Company's Share of total annualized base rent).

Page 39 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Fifteen Largest Office Tenants

	Tenant[1]	Property	Lease Expiration	Total Occupied Square Feet		Company's Share: Total Occupied Square Feet	Company's Share: Percent of Rentable Square Feet	Company's Share: Annualized Base Rent[2]	Company's Share: Percent of Annualized Base Rent	Credit Rating[3]: Moody's	Credit Rating[3]: S&P	Market Capitalization (in billions)[3]
1	Google, Inc.	Various	Various	640,726	(4)	622,117	4.9%	$ 48,521,102	8.6%	Aa2	AA+	$ 1,779.8
2	Netflix, Inc.	Various	9/30/2031	722,305	(5)	368,376	2.9	24,035,884	4.2	Ba1	BB+	270.1
3	Nutanix, Inc.	Various	5/31/2024	439,406	(6)	439,406	3.5	18,503,384	3.3			8.1
4	Riot Games, Inc.	Element LA	3/31/2030	284,037	(7)	284,037	2.2	17,864,002	3.2			
5	Amazon	Various	Various	746,386	(8)	473,433	3.7	14,981,924	2.6	A1	AA	1,663.7
6	Qualcomm	Skyport Plaza	7/31/2022	376,817		376,817	3.0	14,940,041	2.6	A2	A-	145.5
7	Salesforce.com	Rincon Center	Various	265,394	(9)	265,394	2.1	14,287,683	2.5	A2	A+	265.5
8	Square, Inc.	1455 Market[10]	9/27/2023	469,056		257,981	2.0	13,267,953	2.3			110.3
9	Dell EMC Corporation	Various	Various	311,795	(11)	311,795	2.5	12,430,309	2.2			
10	Uber Technologies, Inc.	1455 Market[10]	2/28/2025	325,445		178,995	1.4	9,644,556	1.7	B2	B	84.4
11	NFL Enterprises	Various	12/31/2022	167,606	(12)	167,606	1.3	8,447,342	1.5			
12	WeWork Companies, Inc.	Various	Various	330,921	(13)	159,456	1.3	7,956,673	1.4			
13	Github, Inc.	Various	6/30/2025	92,450	(14)	92,450	0.7	6,751,168	1.2			
14	Weil, Gotshal & Manges LLP	Towers at Shore Center	8/31/2026	76,278		76,278	0.6	5,747,762	1.0			
15	Paypal, Inc.	Fourth & Traction	5/31/2030	123,097	(15)	123,097	1.0	5,545,170	1.0	A3	A-	305.8
	TOTAL			**5,371,719**		**4,197,238**	**33.1%**	**$222,924,953**	**39.3%**			

(1) Presented in order of Company's Share of annualized base rent.
(2) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of September 30, 2021, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rents related to Bentall Centre have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2021.
(3) Credit rating and market capitalization data provided by Bloomberg as of September 30, 2021.
(4) Google, Inc. expirations by square footage and property: (i) 182,672 square feet at Foothill Research Center expiring on February 28, 2025, (ii) 208,843 square feet at Rincon Center expiring on February 29, 2028, (iii) 207,857 square feet at 3400 Hillview expiring on November 30, 2028, and (iv) 41,354 square feet at Ferry Building expiring on October 31, 2029. We own 55% of the ownership interest in the consolidated joint venture that owns Ferry Building. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. Google, Inc. may elect to exercise its early termination right at 3400 Hillview for 207,857 square feet effective no earlier than February 1, 2025 and no later than February 1, 2027 by delivering written notice at least 12 months prior to the early termination date. At One Westside, Google, Inc. is expected to take possession of an additional 584,000 square feet during first quarter 2022. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. Please see page 35 for description of rent phasing and abatements.
(5) Netflix, Inc. expirations by square footage and property: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC, and (iii) 94,386 square feet at CUE. We own 51% of the ownership interest in the consolidated joint venture that owns ICON, EPIC and CUE.

Page 40 of 61

Page 41 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 (6) Nutanix, Inc. expirations by square footage and property: (i) 199,445 square feet at 1740 Technology, (ii) 131,351 square feet at Concourse, and (iii) 108,610 square feet at Metro Plaza. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional 6,413 square feet during second quarter 2022. All leases for Nutanix, Inc. will expire on May 31, 2024. (7) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective February 28, 2025 by delivering written notice on or before February 29, 2024. (8) Amazon expirations by square footage and property: (i) 139,824 square feet at Met Park North expiring on November 30, 2023 and (ii) 606,562 square feet at 1918 Eighth expiring on September 30, 2030. We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. (9) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring on October 31, 2028, and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, of which we have been fully reimbursed as of March 31, 2020. Thereafter, Salesforce.com has paid us 50% of any amounts received pursuant to the sublease, such that we began receiving an average of $340,000 per month of sublease cash rents starting June 2020, with annual growth thereafter. (10) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (11) Dell EMC Corporation expirations by square footage and property: (i) 138,820 square feet at 505 First expiring on October 18, 2021, (ii) 42,954 square feet at 505 First expiring on December 31, 2023, (iii) 83,549 square feet at 875 Howard expiring on June 30, 2026 and (iv) 46,472 square feet at 505 First expiring on January 31, 2027. Dell EMC Corporation may elect to exercise its early termination right 505 First for 46,472 square feet effective January 31, 2025 by delivering written notice on or before January 31, 2024. (12) NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises elected to exercise its early termination right for the entire premises effective December 31, 2022. (13) WeWork Companies Inc. expirations by square footage and property: (i) 12,713 square feet at Foothill Research Center expiring June 30, 2022; (ii) 54,336 square feet at Hill7 expiring January 31, 2030; (iii) 51,205 square feet at Maxwell expiring June 30, 2031; (iv) 66,056 square feet at 1455 Market expiring October 31, 2031; and (v) 146,611 square feet at Bentall Centre expiring October 31, 2033. We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and 1455 Market, and 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. (14) GitHub Inc. expirations by square footage and property: (i) 57,120 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second. (15) Paypal, Inc. may elect to exercise its early termination right for the entire premises effective July 17, 2026 by delivering written notice on or before July 17, 2025. Fifteen Largest Office Tenants (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Office Property Leasing Activity[1]

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Total gross leasing activity		
Rentable square feet[2]	318,428	1,352,978
Gross new leasing activity		
Rentable square feet	130,515	443,221
New cash rate[3]	$52.67	$53.65
Gross renewal leasing activity		
Rentable square feet	187,913	909,757
Renewal cash rate[4]	$51.32	$55.90
Total leases expired and terminated		
Contractual (scheduled) expiration	158,259	417,398
Early termination	91,107	313,742
Total	**249,366**	**731,140**
Net absorption		
Leased rentable square feet	(118,851)	(287,919)
Cash rent growth[5]		
Expiring rate	$47.93	$51.41
New/renewal rate[6]	$50.39	$54.52
Change[5]	5.1 %	6.1 %
Straight-line rent growth[7]		
Expiring rate	$42.83	$47.17
New/renewal rate[6]	$46.40	$53.54
Change[7]	8.3 %	13.5 %
Weighted average lease terms		
New (in months)	75.8	88.0
Renewal (in months)	35.4	47.1
Blended	51.4	59.6

TENANT IMPROVEMENTS AND LEASING COMMISSIONS[8]

	Per Square Foot			
	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021	
	Total	Annual	Total	Annual
New leases	$91.88	$14.54	$83.35	$11.37
Renewal leases	$21.49	$7.28	$15.79	$4.03
Blended	$49.34	$11.52	$36.56	$7.36

NET EFFECTIVE RENT[9]

	Per Square Foot	
	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
	Total	Total
New leases	$33.74	$37.31
Renewal leases	$41.65	$49.19
Blended	$38.52	$45.54

Page 42 of 61

Page 43 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 (1) Represents 100% share of consolidated and unconsolidated joint ventures. (2) Includes square footage related to the Company’s management office totaling 4,197 and 50,610 square feet for the three and nine months ended September 30, 2021. The three months and nine months ended September 30, 2021 excludes 1,500 and 5,329 square feet, respectively, of short-term temporary leases with no base rent, primarily utilized as swing spaces for tenants with pending move-in dates. (3) Excludes the impact of 8,664 and 10,674 square feet related to tenants paying percentage rent in lieu of base rent for the three and nine months ended September 30, 2021, respectively. (4) Excludes the impact of 3,442 and 13,885 square feet related to tenants paying percentage rent in lieu of base rent for the three and nine months ended September 30, 2021, respectively. (5) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous twelve months. Excludes tenants paying percentage rent in lieu of base rent. (6) The new rates being compared to expiring rates for the three and nine months ended September 30, 2021 are calculated using the weighted average starting rates for 47,025 and 182,905 square feet of new leases, respectively. The renewal rates are a weighted average calculation of the total executed renewals for the period indicated. (7) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous twelve months. Excludes tenants paying percentage rent in lieu of base rent. (8) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the current quarter. (9) Represents the weighted average initial annual cash rent, net of the annualized concessions (i.e. free rent), tenant improvements and lease commissions. Office Property Leasing Activity(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Commenced Office Leases with Non-Recurring Upfront Abatements[1]

	Submarket	Square Feet	Lease Start Date	Rent Start Date		Starting Base Rents[2]	Lease Expiration Date
Vancouver, British Columbia							
Bentall Centre[3]	Downtown Vancouver	17,830	8/1/2021	9/1/2022	$	30.75	8/31/2028
Bentall Centre[3]	Downtown Vancouver	5,418	8/1/2021	10/1/2021	$	29.18	8/31/2026
Bentall Centre[3]	Downtown Vancouver	2,012	8/31/2021	5/1/2022	$	29.18	11/30/2028
Bentall Centre[3]	Downtown Vancouver	6,112	9/1/2021	4/1/2022	$	29.18	12/31/2026
Bentall Centre[3]	Downtown Vancouver	4,972	9/1/2021	3/1/2022	$	27.99	2/28/2030
Bentall Centre[3]	Downtown Vancouver	3,889	9/1/2021	1/1/2022	$	28.39	12/31/2027
Bentall Centre[3]	Downtown Vancouver	2,876	9/1/2021	4/1/2022	$	37.46	10/31/2028
Greater Seattle, Washington							
1918 Eighth[4]	Denny Triangle	9,945	1/1/2021	4/1/2023	$	48.80	9/30/2030
411 First	Pioneer Square	1,677	1/1/2021	1/1/2022	$	31.00	12/31/2030
1918 Eighth[4]	Denny Triangle	35,524	8/2/2021	12/25/2021	$	47.38	9/30/2030
Northview Center	Lynnwood	7,452	8/9/2021	8/9/2021 [5]	$	19.75	8/31/2031
San Francisco Bay Area, California							
Clocktower Square	Palo Alto	36,630	1/12/2021	10/1/2021	$	84.60	6/30/2026
Concourse	North San Jose	5,741	2/1/2021	8/1/2021	$	46.80	7/31/2022
Concourse	North San Jose	2,841	5/21/2021	7/22/2021	$	48.96	10/31/2024
Towers at Shore Center	Redwood Shores	6,368	6/1/2021	9/1/2021	$	75.00	5/31/2023
Shorebreeze	Redwood Shores	3,407	6/1/2021	8/1/2021	$	61.20	5/31/2026
Palo Alto Square	Palo Alto	3,835	6/1/2021	10/1/2021	$	96.24	5/31/2031
Concourse	North San Jose	7,243	6/30/2021	6/30/2021 [6]	$	46.80	12/31/2024
Concourse	North San Jose	1,983	6/30/2021	6/30/2021 [7]	$	50.40	12/31/2026
Concourse	North San Jose	1,682	7/1/2021	8/1/2021	$	48.00	7/31/2022
Techmart	Santa Clara	3,334	7/10/2021	7/10/2021 [8]	$	53.40	11/9/2024
Shorebreeze	Redwood Shores	1,936	7/16/2021	7/16/2021 [9]	$	60.00	7/31/2023
555 Twin Dolphin	Redwood Shores	3,019	8/1/2021	10/1/2021	$	61.80	7/31/2023
Shorebreeze	Redwood Shores	2,710	8/1/2021	11/1/2021	$	61.80	7/31/2023
Gateway	North San Jose	8,633	8/1/2021	10/1/2021	$	45.00	12/31/2024
Concourse	North San Jose	3,293	8/1/2021	10/1/2021	$	46.80	7/31/2022
Techmart	Santa Clara	1,223	8/1/2021	10/1/2021	$	52.80	9/30/2022

Page 44 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Commenced Office Leases with Non-Recurring Upfront Abatements[1] continued

	Submarket	Square Feet	Lease Start Date	Rent Start Date		Starting Base Rents[2]	Lease Expiration Date
San Francisco Bay Area, California (cont.)							
Shorebreeze	Redwood Shores	5,962	9/1/2021	10/1/2021	$	64.20	8/31/2022
Shorebreeze	Redwood Shores	2,396	9/1/2021	12/1/2021	$	63.60	11/30/2024
Gateway	North San Jose	10,602	9/1/2021	11/1/2021	$	48.10	8/31/2025
Gateway	North San Jose	5,241	9/1/2021	10/1/2021	$	46.20	8/31/2024
Techmart	Santa Clara	2,288	9/1/2021	11/1/2021	$	55.80	8/31/2022
Techmart	Santa Clara	2,167	9/1/2021	10/1/2021	$	51.00	10/31/2022
Los Angeles, California							
Harlow[10]	Hollywood	56,480	4/1/2021	4/1/2022	$	61.80	3/31/2033
Harlow[10]	Hollywood	13,805	4/1/2021	4/1/2022	$	24.00	3/31/2033
Maxwell	Los Angeles	19,564	9/6/2021	4/1/2022	$	48.00	9/30/2027
Maxwell	Los Angeles	29,441	7/27/2021	4/1/2022	$	46.20	10/31/2032
11601 Wilshire	West Los Angeles	4,192	6/4/2021	6/4/2021 [11]	$	66.00	12/31/2028

(1) Consists of leases that commenced on or prior to September 30, 2021 with up-front free rent resulting in a rent start date after the commencement of the three-month period ending September 30, 2021.
(2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.
(3) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2021.
(4) We own 55% in the consolidated joint venture that owns 1918 Eighth.
(5) Subsequent to the rent start date, monthly base rent abated for the one-month period September 2021.
(6) Subsequent to the rent start date, monthly base rent abated for the six-month period July 2021 through December 2021.
(7) Subsequent to the rent start date, monthly base rent abated for the two-month period July 2021 through August 2021.
(8) Subsequent to the rent start date, monthly base rent abated for the three-month period August 2021 through October 2021.
(9) Subsequent to the rent start date, monthly base rent abated for the one-month period August 2021.
(10) We own 51% in the consolidated joint venture that owns Harlow.
(11) Subsequent to the rent start date, monthly base rent abated for the four-month period July 2021 to October 2021.

Page 45 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Uncommenced Office Leases—Next Eight Quarters(1)(2)

	Q4 2021		Q1 2022		Company's Share Q4 2021		Company's Share Q1 2022	
	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)
Vancouver, British Columbia								
Downtown Vancouver(4)	3,084	$ 32.26	5,334	$ — (5)	617	$ 32.26	1,067	$ — (5)
Subtotal	**3,084**	**32.26**	**5,334**	**—**	**617**	**32.26**	**1,067**	**—**
Greater Seattle, Washington								
Lynnwood	1,903	20.50	—	—	1,903	20.50	—	—
Pioneer Square	1,599	45.50	—	—	1,599	45.50	—	—
Subtotal	**3,502**	**31.92**	**—**	**—**	**3,502**	**31.92**	**—**	**—**
San Francisco Bay Area, California								
San Francisco	7,068	102.38	—	—	3,887	102.38	—	—
Redwood Shores	18,529	57.07	1,482	72.00	18,529	57.07	1,482	72.00
Palo Alto	9,575	78.00	—	—	9,575	78.00	—	—
North San Jose	4,765	48.00	—	—	4,765	48.00	—	—
Subtotal	**39,937**	**69.03**	**1,482**	**72.00**	**36,756**	**66.14**	**1,482**	**72.00**
Los Angeles, California								
West Los Angeles	—	—	584,000	62.01	—	—	438,000	62.01
Subtotal	**—**	**—**	**584,000**	**62.01**	**—**	**—**	**438,000**	**62.01**
TOTAL UNCOMMENCED	**46,523**	**$ 63.80**	**590,816**	**$ 61.48**	**40,875**	**$ 62.70**	**440,549**	**$ 61.89**

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to September 30, 2021, but with commencement dates after September 30, 2021 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no uncommenced leases commencing in third quarter 2022 through fourth quarter 2022 and the second quarter 2023 through the third quarter 2023.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2021.
(5) Management office to be occupied by the Company.

Page 46 of 61

Page 47 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Uncommenced Office Leases—Next Eight Quarters(1)(2) (continued) Company’s Share Q2 2022 Q1 2023 Q2 2022 Q1 2023 SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) Los Angeles, California Downtown Los Angeles 8,604 31.88 — — 8,604 31.88 — — West Los Angeles 4,139 — (4) 20,340 — (4) 4,139 — (4) 20,340 — (4) Subtotal 12,743 21.52 20,340 — 12,743 21.52 20,340 — TOTAL UNCOMMENCED 12,743 $ 21.52 20,340 $ — 12,743 $ 21.52 20,340 $ — For footnotes (1), (2), and (3) above refer to the descriptions on page 46. (4) Management office to be occupied by the Company.

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Backfilled Office Leases—Next Eight Quarters[(1)(2)]

	Q4 2021		Q1 2022		Company's Share Q4 2021		Company's Share Q1 2022	
	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]
San Francisco Bay Area, California								
Redwood Shores	3,470	$ 74.40	—	$ —	3,470	$ 74.40	—	$ —
North San Jose	—	—	2,979	48.60	—	—	2,979	48.60
Subtotal	**3,470**	**74.40**	**2,979**	**48.60**	**3,470**	**74.40**	**2,979**	**48.60**
TOTAL BACKFILLED	**3,470**	**74.40**	**2,979**	**48.60**	**3,470**	**74.40**	**2,979**	**48.60**
TOTAL UNCOMMENCED AND BACKFILLED	**49,993**	**$ 64.53**	**593,795**	**$ 61.41**	**44,345**	**$ 63.61**	**443,528**	**$ 61.80**

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to September 30, 2021, but with commencement dates after September 30, 2021 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no backfilled leases commencing in third quarter 2022 through fourth quarter 2022 and second quarter 2023 through third quarter 2023.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

Page 48 of 61

Page 49 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Backfilled Office Leases—Next Eight Quarters(1)(2) (continued) Company’s Share Q2 2022 Q1 2023 Q2 2022 Q1 2023 SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) Vancouver, British Columbia Downtown Vancouver(4) — $ — 4,114 $ 44.95 — $ — 823 $ 44.95 Subtotal — — 4,114 44.95 — — 823 44.95 San Francisco Bay Area, California North San Jose 6,413 44.30 — — 6,413 44.30 — — Subtotal 6,413 44.30 — — 6,413 44.30 — — TOTAL BACKFILLED 6,413 44.30 4,114 44.95 6,413 44.30 823 44.95 TOTAL UNCOMMENCED AND BACKFILLED 19,156 $ 29.15 24,454 $ 7.56 19,156 $ 29.15 21,163 $ 1.75 For footnotes (1), (2) and (3) above refer to the descriptions on page 48. (4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2021.

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Expiring Office Leases—Next Eight Quarters[1]

	Q4 2021[2]		Q1 2022		Q2 2022		Q3 2022		Company's Share Q4 2021[3]		Company's Share Q1 2022		Company's Share Q2 2022		Company's Share Q3 2022	
	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]
Vancouver, British Columbia																
Downtown Vancouver[6]	17,178	$ 17.84	36,174	$ 27.40	55,447	$ 27.97 [7]	50,906	$ 26.64 [8]	3,436	$17.84	7,235	$ 27.40	11,089	$27.97	10,181	$ 26.64
Subtotal	**17,178**	**17.84**	**36,174**	**27.40**	**55,447**	**27.97**	**50,906**	**26.64**	**3,436**	**17.84**	**7,235**	**27.40**	**11,089**	**27.97**	**10,181**	**26.64**
Greater Seattle, Washington																
Denny Triangle	2,958	— [9]	—	—	1,194	— [9]	—	—	1,627	—	—	—	657	—	—	—
Lynnwood	—	—	2,842	22.81	21,563	21.64	—	—	—	—	2,842	22.81	21,563	21.64	—	—
Pioneer Square	148,256	25.12 [10]	15,144	19.26	8,063	42.60	—	—	148,256	25.12	15,144	19.26	8,063	42.60	—	—
Subtotal	**151,214**	**24.62**	**17,986**	**19.82**	**30,820**	**26.28**	**—**	**—**	**149,883**	**24.84**	**17,986**	**19.82**	**30,283**	**26.75**	**—**	**—**
San Francisco Bay Area, California																
Foster City	14,999	72.41	7,012	76.54	53,877	73.09 [11]	4,482	66.83	14,999	72.41	7,012	76.54	53,877	73.09	4,482	66.83
Palo Alto	13,065	98.77	—	—	36,803	75.65	6,289	102.89	13,065	98.77	—	—	36,803	75.65	6,289	102.89
Redwood Shores	10,322	68.81	46,366	64.62	30,526	59.41	102,284	59.00 [12]	10,322	68.81	46,366	64.62	30,526	59.41	102,284	59.00
San Francisco	8,636	19.69	109,775	8.07 [13]	2,739	71.34	21,772	61.85	4,750	19.69	109,046	7.28	2,506	59.67	20,019	62.28
North San Jose	47,015	41.61	99,063	44.35 [14]	103,418	39.24 [15]	443,258	41.42 [16]	47,015	41.61	99,063	44.35	103,418	39.24	443,258	41.42
Santa Clara	11,613	53.81	22,151	51.70	6,773	35.90	27,686	55.84	11,613	53.81	22,151	51.70	6,773	35.90	27,686	55.84
Subtotal	**105,650**	**55.26**	**284,367**	**35.02**	**234,136**	**55.66**	**605,771**	**46.61**	**101,764**	**56.62**	**283,638**	**34.78**	**233,903**	**55.52**	**604,018**	**46.58**
Los Angeles, California																
Hollywood	—	—	—	—	3,273	56.05	—	—	—	—	—	—	3,273	56.05	—	—
West Los Angeles	2,458	56.52	6,250	61.31	12,820	19.77	48,807	19.55	2,458	56.52	6,250	61.31	12,345	20.53	38,054	20.88
Subtotal	**2,458**	**56.52**	**6,250**	**61.31**	**16,093**	**27.15**	**48,807**	**19.55**	**2,458**	**56.52**	**6,250**	**61.31**	**15,618**	**27.97**	**38,054**	**20.88**
TOTAL	**276,500**	**$ 36.19**	**344,777**	**$ 33.90**	**336,496**	**$ 47.04**	**705,484**	**$ 43.30**	**257,540**	**$37.61**	**315,109**	**$34.28**	**290,894**	**$50.00**	**652,253**	**$ 44.77**
Expirations as % of Total In-Service Portfolio	**1.9%**		**2.4%**		**2.3%**		**4.8%**		**2.2%**		**2.6%**		**2.4%**		**5.5%**	

Page 50 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Expiring Office Leases—Next Eight Quarters[1] (continued)

	Q4 2022		Q1 2023		Q2 2023		Q3 2023		Company's Share							
									Q3 2022		Q1 2023		Q2 2023		Q3 2023	
	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]
Vancouver, British Columbia																
Downtown Vancouver[6]	60,608	$ 28.63 (17)	92,545	$ 29.82 (18)	61,049	$31.05 (19)	30,528	$ 14.18	12,122	$28.63	18,509	$29.82	12,210	$31.05	6,106	$ 14.18
Subtotal	**60,608**	**28.63**	**92,545**	**29.82**	**61,049**	**31.05**	**30,528**	**14.18**	**12,122**	**28.63**	**18,509**	**29.82**	**12,210**	**31.05**	**6,106**	**14.18**
Greater Seattle, Washington																
Denny Triangle	51,909	31.08 (20)	656	34.18	2,486	32.72	—	—	28,550	31.08	656	34.18	2,486	32.72	—	—
Lynnwood	—	—	—	—	19,583	23.20	5,487	23.33	—	—	—	—	19,583	23.20	5,487	23.33
Pioneer Square	924	33.44	—	—	—	—	—	—	924	33.44	—	—	—	—	—	—
Subtotal	**52,833**	**31.12**	**656**	**34.18**	**22,069**	**24.28**	**5,487**	**23.33**	**29,474**	**31.15**	**656**	**34.18**	**22,069**	**24.28**	**5,487**	**23.33**
San Francisco Bay Area, California																
Foster City	42,542	71.96	28,706	47.50	3,502	72.26	10,694	72.16	42,542	71.96	28,706	47.50	3,502	72.26	10,694	72.16
Palo Alto	78,519	86.05 (21)	—	—	39,616	97.10	69,388	81.31 (22)	78,519	86.05	—	—	39,616	97.10	69,388	81.31
Redwood Shores	108,117	64.87 (23)	41,799	68.67	76,198	66.44 (24)	30,724	69.66	108,117	64.87	41,799	68.67	76,198	66.44	30,724	69.66
San Francisco	2,982	48.92	515	202.59	1,592	— (25)	511,580	52.76 (26)	1,640	48.92	283	202.59	876	—	281,369	52.76
North San Jose	66,108	45.40 (27)	103,701	39.61 (28)	63,733	48.34 (29)	29,316	51.34	66,108	45.40	103,701	39.61	63,733	48.34	29,316	51.34
Santa Clara	17,044	53.85	16,015	56.41	887	62.29	—	—	17,044	53.85	16,015	56.41	887	62.29	—	—
Subtotal	**315,312**	**66.27**	**190,736**	**49.02**	**185,528**	**66.29**	**651,702**	**56.85**	**313,970**	**66.35**	**190,504**	**48.83**	**184,812**	**66.55**	**421,491**	**59.09**
Los Angeles, California																
Hollywood	10,429	63.14	—	—	—	—	—	—	10,429	63.14	—	—	—	—	—	—
West Los Angeles	197,324	53.50 (30)	10,557	65.69	9,960	66.53	23,674	60.28	197,324	53.50	10,557	65.69	9,960	66.53	23,674	60.28
Subtotal	**207,753**	**53.99**	**10,557**	**65.69**	**9,960**	**66.53**	**23,674**	**60.28**	**207,753**	**53.99**	**10,557**	**65.69**	**9,960**	**66.53**	**23,674**	**60.28**
TOTAL	**636,506**	**$ 55.76**	**294,494**	**$ 43.55**	**278,606**	**$55.25**	**711,391**	**$ 54.88**	**563,319**	**$59.14**	**220,226**	**$48.00**	**229,050**	**$60.58**	**456,758**	**$ 58.12**
Expirations as % of Total In-Service Portfolio	**4.4%**		**2.0%**		**1.9%**		**4.9%**		**4.7%**		**1.9%**		**1.9%**		**3.8%**	

(1) This does not reflect 65,374 square feet, of which 63,370 square feet represents the Company's Share, that expired on September 30, 2021. This table omits submarkets without any expirations over the next eight quarters.
(2) Fourth quarter 2021 expiring square footage representing 100% share of joint ventures does not include 21,505 square feet of month-to-month leases.
(3) Fourth quarter 2021 expiring square footage representing the Company's Share of joint ventures does not include 13,375 square feet of month-to-month leases.

Page 51 of 61

Page 52 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 (4) Includes leases that expire on the last day of the quarter. (5) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. (6) Expiring rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2021. (7) Top three expiring tenants at Bentall Centre by square footage: (i) B2Gold Corporation for 24,844 square feet, (ii) Business Development Bank of Canada for 23,054 square feet, and (iii) Calibre Mining Corporation for 2,928 square feet. (8) Top three expiring tenants at Bentall Centre by square footage: (i) Lysistrata Services LP for 23,957 square feet, (ii) LNG Canada Development Inc. for 6,362 square feet, and (iii) RCI Capital Group Inc. for 5,888 square feet. (9) Total expiring square footage consists of space occupied by the Company’s management office. (10) Total expiring square footage consists of: (i) Dell EMC Corporation at 505 First for 138,820 square feet, (ii) Armoire, Inc. at 505 First for 7,342 square feet, and (iii) Picket Houses, Inc. at 411 First for 2,094 square feet. (11) Top three expiring tenants by square footage: (i) Jefferies LLC at Metro Center for 14,562 square feet, (ii) Conversica, Inc. at Metro Center for 11,243 square feet, and (iii) Z&L Properties at Metro Center for 9,037 square feet. (12) Top three expiring tenants by square footage: (i) Ernst & Young U.S. LLP at Shorebreeze for 20,253 square feet, (ii) McKool Smith a Professional Corporation at Shorebreeze for 13,529 square feet, and (iii) Hudson Pacific Properties management office at 333 Twin Dolphin for 12,651 square feet. (13) Top three expiring tenants by square footage: (i) Burlington Coat Factory at 875 Howard for 94,505 square feet, (ii) Yank Sing at Rincon Center for 13,651 square feet, and (iii) Blue Bottle Cafe at Ferry Building for 552 square feet. (14) Top three expiring tenants by square footage: (i) Regus at Gateway for 44,957 square feet, (ii) Vital Connect, Inc. at Concourse for 19,296 square feet, and (iii) PNY Technologies, Inc. at Gateway for 7,211 square feet. (15) Top three expiring tenants by square footage: (i) Fenwick & West LLP at Metro Plaza for 18,428 square feet, (ii) GEO Semiconductor, Inc. at Metro Plaza for 13,027 square feet, and (iii) Hudson Pacific Properties management office at Gateway for 12,223 square feet. (16) Top three expiring tenants by square footage: (i) Qualcomm at Skyport Plaza for 376,817 square feet, (ii) Sima Technologies, Inc. at Concourse for 9,034 square feet, and (iii) Silicon Valley Leadership Group at Gateway for 8,193 square feet. (17) Top three expiring tenants at Bentall Centre by square footage: (i) Nexii Building Solutions Inc. for 15,500 square feet, (ii) Robert Half Inc. for 10,301 square feet, and (iii) Shank Management LTD for 9,866 square feet. (18) Top three expiring tenants at Bentall Centre by square footage: (i) Blake Services Inc. for 63,292 square feet, (ii) Adera Development Corporation for 8,662 square feet, and (iii) Joey’s Restaurant for 8,401 square feet. (19) Top three expiring tenants at Bentall Centre by square footage: (i) Bentall Green Oak LP for 37,474 square feet, (ii) Sabina Gold Silver Corporation for 10,605 square feet, and (iii) Coeur Silvertip Holdings LTD for 3,010 square feet. (20) Total expiring square footage consists of KPMG, LLP at 1918 Eighth for 51,909 square feet. (21) Top three expiring tenants by square footage: (i) Stanford University at Page Mill Center for 43,215 square feet, (ii) Frank, Rimerman & Co. LLC at Page Mill Hill for 24,968 square feet, and (iii) K&L Gates LLP at Clocktower Square for 9,234 square feet. (22) Total expiring square footage consists of: (i) Gibson, Dunn & Crutcher, LLP at Page Mill Hill for 48,771 square feet, and (ii) Luminar Technologies, Inc. at Page Mill Hill for 20,617 square feet. (23) Top three expiring tenants by square footage: (i) Auris Health, Inc. at Skyway Landing for 37,801 square feet, (ii) Auris Health, Inc. at 333 Twin Dolphin for 27,416 square feet, and (iii) Project Worldwide, Inc. at Skyway Landing for 19,467 square feet. (24) Top three expiring tenants by square footage: (i) MarkLogic Corporation at Skyway Landing for 40,268 square feet, (ii) Zum Services, Inc. at Shorebreeze for 20,198 square feet, and (iii) Kartos Therapeutics, Inc. at Shorebreeze for 7,464 square feet. (25) Total expiring square footage consists of space occupied by Red Bay Coffee Company Inc. at Ferry Building. Red Bay Coffee Company Inc. pays percentage rent in an amount equal to 6.0% of gross sales with respect to the first twelve full calendar months of the lease term, and 8.0% of gross sales with respect to the thirteenth month through the remainder of the lease term in lieu of paying monthly base rent. (26) Top three expiring tenants by square footage: (i) Square, Inc. at 1455 Market for 469,056 square feet, (ii) City and County of SF/DOE/MTA at 1455 Market for 39,573 square feet, and (iii) Cholita Linda, LLC at Ferry Building for 1,380 square feet. (27) Top three expiring tenants by square footage: (i) Ooyala, Inc. at Gateway for 18,152 square feet, (ii) The Prudential Insurance Company at Concourse for 11,827 square feet, and (iii) Adara Networks, Inc. at Concourse for 7,647 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Page 53 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 (28) Top three expiring tenants by square footage: (i) Globallogic, Inc. at Concourse for 28,930 square feet, (ii) New York Life Insurance at Concourse for 28,489 square feet, and (iii) Sensiba San Filippo LLP at Metro Plaza for 12,611 square feet. (29) Top three expiring tenants by square footage: (i) Amkor Technology, Inc. at Metro Plaza for 21,942 square feet, (ii) Dexerials America Corporation at Gateway for 7,872 square feet, and (iii) Principal Life Insurance Company at Gateway for 7,359 square feet. (30) Top three expiring tenants by square footage: (i) NFL Enterprises at 10950 Washington for 157,687 square feet, (ii) Wells Fargo Bank at 11601 Wilshire for 20,443 square feet, and (iii) NFL Enterprises at 10900 Washington for 9,919 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Expiring Office Leases—Annual

			Company's Share						
Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases[1]	Square Footage of Expiring Leases[2]	Percent of Office Portfolio Square Feet	Annualized Base Rent[3]	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot[4]	Annualized Base Rent at Expiration	Annualized Base Rent Per Lease Square Foot at Expiration[5]
Vacant		1,677,224	1,578,093	12.4 %					
2021	57	317,909	300,074	2.4	$ 11,530,771	1.9 %	$ 38.43	$ 11,593,213	$ 38.63
2022	210	1,969,803	1,769,126	14.0	87,022,935	14.7	49.19	87,861,146	49.66
2023	137	1,656,849	1,256,924	9.9	63,631,039	10.7	50.62	66,827,970	53.17
2024	151	1,985,871	1,752,692	13.8	92,313,923	15.5	52.67	100,115,442	57.12
2025	90	1,642,571	1,327,198	10.4	78,749,513	13.2	59.34	87,114,647	65.64
2026	54	713,964	614,792	4.8	37,542,210	6.3	61.06	42,815,378	69.64
2027	44	667,651	557,632	4.4	30,737,806	5.2	55.12	36,728,818	65.87
2028	32	967,007	867,175	6.8	58,567,263	9.8	67.54	70,473,542	81.27
2029	18	325,666	230,563	1.8	17,432,194	2.9	75.61	21,016,891	91.15
2030	14	1,300,155	934,005	7.4	42,861,551	7.2	45.89	57,588,879	61.66
Thereafter	29	1,451,967	817,931	6.4	44,910,618	7.5	54.91	61,673,394	75.40
Building management use[6]	44	203,288	181,792	1.4	—	—	—	—	—
Signed leases not commenced[7]	21	670,422	514,507	4.1	30,104,098	5.1	58.51	44,321,407	86.14
TOTAL/WEIGHTED AVERAGE	**901**	**15,550,347**	**12,702,504**	**100.0 %**	**$ 595,403,921**	**100.0 %**	**$ 53.52** [8]	**$ 688,130,727**	**$ 61.86** [9]

(1) Total expiring square footage does not include 21,505 square feet of month-to-month leases.
(2) Total expiring square footage does not include 13,375 square feet of month-to-month leases.
(3) Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) as of September 30, 2021, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.
(4) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced leases as of September 30, 2021.
(5) Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced lease as of September 30, 2021.
(6) Reflects management offices occupied by the Company with various expiration dates.
(7) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of September 30, 2021 and is calculated as (i) base rental payments (defined as cash base rents at expiration (before abatements or deferments)) under uncommenced leases for vacant space as of September 30, 2021, divided by (ii) square footage under uncommenced leases as of September 30, 2021.
(8) Included as part of the Company's share of total expiring square footage is 36,655 square feet of existing leases that have been amended or signed as of third quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the weighted average annualized base rent per square foot is $53.70.
(9) Included as part of the Company's share of total expiring square footage is 16,986 square feet of existing leases that have been amended or signed as of third quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the weighted average annualized base rent per square foot at expiration is $61.95.

Page 54 of 61

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Definitions and Reconciliations

Page 56 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Definitions Adjusted EBITDAre: Represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from the unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non- cash compensation expense and the Company’s Share of amortization of deferred financing costs, and subtracting recurring capital expenditures related to the Company’s Share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of the Company’s Share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Excludes amortization of deferred financing costs and loan discounts/premiums. Company’s Share: Non-GAAP financial measures calculated as the consolidated amount, in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interests), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures and in some cases, the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures. Company’s Share of Debt: Similar to Consolidated Debt except it includes the Company’s Share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt. Company’s Share of Debt, Net: Similar to Company’s Share of Debt, except it includes the Company’s Share of unconsolidated joint venture cash and cash equivalents and excludes partners’ share of consolidated joint venture cash and cash equivalents. Company’s Share of Market Capitalization: Similar to Consolidated Market Capitalization except it includes the Company’s Share of Debt. Consolidated Debt: Equal to the sum of (i) Unsecured and Secured Debt and (ii) series A preferred units Consolidated Debt, Net: Similar to Consolidated debt, less consolidated cash and cash equivalents. Consolidated Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt, (ii) series A preferred units and (iii) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Consolidated Unsecured and Secured Debt: Excludes in-substance defeased debt related to our Hudson Pacific/Macerich joint venture and unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. The full amount of debt related to the Hill7, Hollywood Media Portfolio and 1918 Eighth joint ventures is included. The full amount of the construction loan related to our One Westside and 10850 Pico joint venture is included.

Page 57 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2021 Funds from Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Principal Amount: Outstanding debt balances including partner share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock outstanding (including unvested restricted shares), OP units outstanding and an estimate for our dilutive Outperformance Programs (“OPPs,” or individually, “OPP”) and Performance Stock Units (“PSU”), including stock grants under our 2019 OPP, 2020 PSU and 2021 PSU Plans (collectively, the “Dilutive Shares”). Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilution impact of stock grants to the Company's executives under our 2019 OPP, 2020 PSU and 2021 PSU Plans. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share. Definitions (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Reconciliation of Net Income to Net Operating Income

Unaudited, in thousands

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net (loss) income	$ (6,182)	$ (1,362)	$ 12,259	$ 19,598
Adjustments:				
(Income) loss from unconsolidated real estate entities	(566)	105	(1,671)	(69)
Fee income	(678)	(575)	(2,323)	(1,741)
Interest expense	30,825	29,838	91,800	84,185
Interest income	(934)	(1,056)	(2,868)	(3,129)
Management services reimbursement income - unconsolidated joint ventures	(253)	—	(879)	—
Management services expense - unconsolidated joint ventures	253	—	879	—
Transaction-related expenses	6,300	181	7,364	440
Unrealized (gain) loss on non-real estate investments	(827)	(513)	(11,620)	2,335
Impairment loss	2,762	—	2,762	—
Loss on extinguisment of debt	6,249	2,654	6,249	2,654
Other (income) expense	(82)	(576)	1,547	(1,606)
General and administrative	18,288	17,428	53,846	53,943
Depreciation and amortization	88,568	75,052	255,507	222,331
Net Operating Income	**$ 143,723**	**$ 121,176**	**$ 412,852**	**$ 378,941**
Net Operating Income Breakdown				
Same-Store Office cash revenues	$ 174,540	$ 161,484	$ 489,553	$ 469,409
Straight-line rent	683	5,788	11,733	29,320
Amortization of above-market and below-market leases, net	2,106	2,414	5,592	6,953
Amortization of lease incentive costs	(444)	(440)	(1,330)	(1,346)
Same-Store Office revenues	**176,885**	**169,246**	**505,548**	**504,336**
Same-Store Studios cash revenues	18,070	15,323	58,764	48,612
Straight-line rent	690	255	890	1,087
Amortization of above-market and below-market leases, net	—	(6)	—	(6)
Amortization of lease incentive costs	(9)	(3)	(28)	(22)
Same-Store Studio revenues	**18,751**	**15,569**	**59,626**	**49,671**
Same-Store property revenues	**195,636**	**184,815**	**565,174**	**554,007**
Same-Store Office cash expenses	61,944	59,827	174,515	170,575
Straight-line rent	325	366	1,016	1,097
Non-cash portion of interest expense	11	4	32	4
Amortization of above-market and below-market ground leases, net	586	586	1,758	1,758
Same-Store Office expenses	**62,866**	**60,783**	**177,321**	**173,434**
Same-Store Studio cash expenses	8,879	9,004	32,640	27,605
Non-cash portion of interest expense	80	30	237	30
Same-Store Studio expenses	**8,959**	**9,034**	**32,877**	**27,635**
Same-Store property expenses	**71,825**	**69,817**	**210,198**	**201,069**
Same-Store net operating income	**123,811**	**114,998**	**354,976**	**352,938**
Non-Same-Store net operating income	**19,912**	**6,178**	**57,876**	**26,003**
Net Operating Income	**$ 143,723**	**$ 121,176**	**$ 412,852**	**$ 378,941**

Page 58 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Reconciliation of Net Income to Company's Share of Net Operating Income

Unaudited, in thousands

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net (loss) income	$ (6,182)	$ (1,362)	$ 12,259	$ 19,598
Adjustments:				
Income from unconsolidated real estate entities	(566)	105	(1,671)	(69)
Fee income	(678)	(575)	(2,323)	(1,741)
Interest expense	30,825	29,838	91,800	84,185
Interest income	(934)	(1,056)	(2,868)	(3,129)
Management services reimbursement income - unconsolidated joint ventures	(253)	—	(879)	—
Management services expense - unconsolidated joint ventures	253	—	879	—
Transaction-related expenses	6,300	181	7,364	440
Unrealized (gain) loss on non-real estate investments	(827)	(513)	(11,620)	2,335
Impairment loss	2,762	—	2,762	—
Loss on extinguishment of debt	6,249	2,654	6,249	2,654
Other (income) expense	(82)	(576)	1,547	(1,606)
General and administrative	18,288	17,428	53,846	53,943
Depreciation and amortization	88,568	75,052	255,507	222,331
Company's Share of NOI from unconsolidated real estate entities	3,139	2,602	9,263	7,915
Net Operating Income Partner's Share	(21,597)	(13,296)	(62,536)	(28,265)
Net Operating Income Company's Share	**$ 125,265**	**$ 110,482**	**$ 359,579**	**$ 358,591**
Net Operating Income Breakdown				
Same-Store Office cash revenues	$ 148,763	$ 141,401	$ 416,218	$ 411,739
Straight-line rent	(1,841)	847	6,996	9,789
Amortization of above-market and below-market leases, net	2,233	2,568	6,056	7,473
Amortization of lease incentive costs	(420)	(416)	(1,262)	(1,273)
Same-Store Office revenues Company's Share	**148,735**	**144,400**	**428,008**	**427,728**
Same-Store property revenues Company's Share	**148,735**	**144,400**	**428,008**	**427,728**
Same-Store Office cash expenses	52,868	51,644	147,553	147,546
Straight-line rent	227	249	702	746
Amortization of above-market and below-market ground leases, net	576	576	1,727	1,727
Same-Store Office expenses Company's Share	**53,671**	**52,469**	**149,982**	**150,019**
Same-Store property expenses Company's Share	**53,671**	**52,469**	**149,982**	**150,019**
Same-Store net operating income Company's Share	**95,064**	**91,931**	**278,026**	**277,709**
Non-Same-Store net operating income Company's Share	**30,201**	**18,551**	**81,553**	**80,882**
Net Operating Income Company's Share	**$ 125,265**	**$ 110,482**	**$ 359,579**	**$ 358,591**

Page 59 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized)

Unaudited, in thousands

	Three Months Ended				
Quarter To Date	**September 30, 2021**	**June 30, 2021**	**March 31, 2021**	**December 31, 2020**	**September 30, 2020**
Net (loss) income	$ (6,182)	$ 7,030	$ 11,411	$ (3,168)	$ (1,362)
Interest income—Consolidated	(934)	(937)	(997)	(960)	(1,056)
Interest expense—Consolidated	30,825	30,689	30,286	29,638	29,838
Depreciation and amortization—Consolidated	88,568	84,178	82,761	77,351	75,052
EBITDA	**112,277**	**120,960**	**123,461**	**102,861**	**102,472**
Unconsolidated real estate entities depreciation and amortization	1,462	1,550	1,511	1,424	1,445
Unconsolidated real estate entities interest expense	613	640	604	605	630
EBITDAre	**114,352**	**123,150**	**125,576**	**104,890**	**104,547**
Impairment loss	2,762	—	—	—	—
Unrealized (gain) loss on non-real estate investments	(827)	(5,018)	(5,775)	128	(513)
Other (income) expense	(82)	1,177	452	1,058	(576)
Transaction-related expenses	6,300	1,064	—	—	181
Non-cash compensation expense	5,840	6,340	3,538	8,314	4,791
Straight-line rent receivables, net	(2,157)	(5,657)	(6,765)	1,191	(4,681)
Non-cash amortization of above-market and below-market leases, net	(3,023)	(2,739)	(2,519)	(2,178)	(2,449)
Non-cash amortization of above-market and below-market ground leases, net	588	588	588	588	588
Amortization of lease incentive costs	476	475	475	477	466
Loss on extinguishment of debt	6,249	—	—	—	2,654
Adjusted EBITDAre	**130,478**	**119,380**	**115,570**	**114,468**	**105,008**
One-time prior period net property tax adjustment	(1,433)	369	1,050	(613)	—
Adjusted EBITDAre (excluding specified items)	**129,045**	**119,749**	**116,620**	**113,855**	**105,008**
Studio cash NOI	(13,121)	(7,354)	(9,579)	(9,623)	(6,319)
Office property adjusted EBITDAre	**115,924**	**112,395**	**107,041**	**104,232**	**98,689**
x Annualization factor	4	4	4	4	4
Annualized office property adjusted EBITDAre	**463,696**	**449,580**	**428,164**	**416,928**	**394,756**
Trailing 12-mo studio cash NOI[(1)]	36,530	31,161	29,124	28,447	30,704
Adjusted EBITDAre (Annualized)	**$ 500,226**	**$ 480,741**	**$ 457,288**	**$ 445,375**	**$ 425,460**
Total Consolidated unsecured and secured debt	3,943,973	3,518,813	3,485,093	3,432,276	3,087,168
Less: Consolidated cash and cash equivalents	(110,500)	(110,978)	(134,278)	(113,686)	(365,294)
Consolidated debt, net[(2)]	**$ 3,833,473**	**$ 3,407,835**	**$ 3,350,815**	**$ 3,318,590**	**$ 2,721,874**
Adjusted EBITDAre (annualized) / Consolidated debt, net	**7.7x**	**7.1x**	**7.3x**	**7.5x**	**6.4x**

(1) Trailing 12-month studio cash NOI does not include the estimated annual NOI contribution from Zio Studio Services and Star Waggons, which were acquired in August 2021. Including the estimated annual NOI contribution from these entities, Adjusted EBITDAre (Annualized) to Consolidated debt, net for the three months ended September 30, 2021 is 7.2x.
(2) Excluding Series A preferred units.

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Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2021

Company Outlook
Unaudited, in thousands

Metric	Current Guidance Full Year 2021 Low	Current Guidance Full Year 2021 High
FFO per share	$1.95	$1.99
Growth in same-store office property cash NOI(1)(2)(3)	3.75%	4.75%
Growth in same-store studio property cash NOI(1)(2)(4)	12.00%	13.00%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(5)	$21,500	$31,500
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(3,750)	$(3,750)
General and administrative expenses(6)	$(69,000)	$(73,000)
Interest expense(7)	$(121,500)	$(124,500)
Interest income	$3,700	$3,800
Corporate-related depreciation and amortization	$(7,750)	$(7,850)
FFO from unconsolidated joint ventures	$7,500	$8,500
FFO attributable to non-controlling interests	$(62,500)	$(66,500)
Weighted average common stock/units outstanding—diluted(8)	153,000	154,000

(1) Same-store for the full year 2021 is defined as the 43 office properties or three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2020, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2021.
(2) Please see non-GAAP information below for definition of cash NOI.
(3) This estimate excludes approximately $1.0 million of a one-time, prior-period supplemental property tax expense related to ICON and CUE. Please see the Same-Store Analysis in the Company's Second Quarter 2021 Supplemental Operating and Financial Information report for further detail regarding these reimbursements.
(4) This estimate excludes approximately $0.4 million of one-time, prior period supplemental property tax expenses related to Sunset Bronson and Sunset Gower. The estimate also excludes approximately $1.4 million of a one-time prior-period supplemental property tax reimbursement related to Sunset Las Palmas. Please see the Same-Store Analysis in the Company's First, Second and Third Quarter 2021 Supplemental Operating and Financial Information reports for further detail regarding these expenses and reimbursements.
(5) Includes non-cash straight-line rent associated with the studio and office properties.
(6) Includes non-cash compensation expense, which the Company estimates at $21,000 in 2021.
(7) Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $10,500 in 2021.
(8) Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2021 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2019, 2020 and 2021 long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

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